Filed Pursuant to Rule 424(b)(5)

Registration No. 333-225075

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Class A Common Stock, par value $0.01 per share	143,813 shares	(1)	$2,781,344.00	$362.00

(1)

Highest price, excluding interest, to be payable per share in connection with the rescission offer covered by this prospectus supplement. The price per share will range from $5.57 to $19.34, depending on the price originally paid by the offeree.

(2)	Aggregate purchase price, excluding interest, estimated to be payable if the rescission offer covered by this prospectus supplement is accepted in full.
(3)	Calculated pursuant to Rule 457(j) on the basis of the amount at which such securities were sold.

PROSPECTUS SUPPLEMENT

(To prospectus dated May 21, 2018)

143,813 Shares

Class A Common Stock

Acquired under the Cadence Bancorporation 2018 Employee Stock Purchase Plan

Rescission Offer

We are offering, under the terms and conditions described in this prospectus supplement, to rescind (the “Rescission Offer”) the previous acquisition of up to 143,813 shares of our Class A common stock, par value $0.01 per share (the “Class A Common Stock”), by persons who acquired such shares of Class A Common Stock pursuant to the Cadence Bancorporation 2018 Employee Stock Purchase Plan (the “ESPP”) between May 29, 2019 and May 29, 2020 (the “Purchase Period”).

The Rescission Offer applies to shares of Class A Common Stock acquired during the Purchase Period pursuant to the ESPP at prices ranging from $5.57 per share to $19.34 per share. If you acquired shares of Class A Common Stock pursuant to the ESPP during the Purchase Period and you accept the Rescission Offer, you will receive:

•

For such shares of Class A Common Stock you have previously sold at a loss, an amount equal to the excess of the purchase price paid for such shares upon your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP) over the proceeds from the sale of such shares, plus an amount equal to interest (i) on the amount you paid for such shares (i.e., the discounted purchase price under the ESPP) for the period from the date of acquisition through the date of sale and (ii) on the loss from the sale of such shares for the period from (but excluding) the date of sale through the date that payment is made by us.

•

For such shares of Class A Common Stock you currently hold, upon your tender of any such shares to us by accepting the Rescission Offer, an amount equal to the purchase price paid for such shares upon your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP) plus an amount equal to interest on such purchase price for the period from the date of the acquisition. However, we will not repurchase such shares if the original purchase price for such shares under the ESPP, plus an amount equal to interest for the period from the date of the acquisition through the Expiration Date (as defined below), is less than the closing price of such shares on the Expiration Date.

Although this prospectus supplement uses the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes.

The Rescission Offer will expire at 5:00 p.m., Eastern Time, on September 18, 2020 (the “Expiration Date”). Please contact Nico Obed, Assistant Vice President at Cadence, with any questions regarding the Rescission Offer at 205-279-2231.

Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) and trades under the ticker symbol “CADE.” The last reported sale price of our Class A Common Stock (as reported on the NYSE) on August 14, 2020 was $9.79 per share. You should obtain trading prices for our Class A Common Stock prior to deciding whether or not to accept the Rescission Offer. Our principal executive offices are located at 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056 and our telephone number is (713) 871-4000.

You may elect to accept the Rescission Offer by submitting a Rescission Offer Election Form to us on or before the Expiration Date as set forth in this prospectus supplement and in accordance with the instructions set forth in the Rescission Offer Election Form. If you are accepting the Rescission Offer with respect to shares you own that are currently held and administered by TD Ameritrade, the custodian of the ESPP, under the ESPP, you do not need to take additional action to deliver such shares once you have submitted a valid Rescission Offer Election Form. If you are accepting the Rescission Offer with respect to shares of Class A Common Stock you currently own and hold outside the ESPP through a broker or nominee other than TD Ameritrade, you must provide the additional information requested in the Rescission Offer Election Form, as well as cause your broker or nominee to deliver such shares to Continental Stock Transfer & Trust Company (“CST”), our transfer agent for the Rescission Offer, in accordance with the instructions set forth in the Rescission Offer Election Form. You do not need to take any action to reject the Rescission Offer. If you fail to return a properly completed Rescission Offer Election Form (together with any other required documents, including any shares that may be required to be delivered) by the deadline on the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to deliver a prospectus in connection with your acquisition of our Class A Common Stock pursuant to the ESPP during the Purchase Period. In any event, any such claim may be barred by applicable statutes of limitations. See “Risk Factors — Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer” on page S-17.

Investing in our Class  A Common Stock involves risks. See the section entitled “Risk Factors” beginning on page S-15 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 17, 2020.

Prospectus Supplement

Prospectus

Appendices

Appendix A - Rescission Offer Election Form	A-1
Appendix B - Rescission Offer Withdrawal Form	B-1

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this Rescission Offer and certain other matters relating to us and our financial condition. The second part, the accompanying base prospectus, gives more general information about the securities that we may offer from time to time, some of which may not apply to this Rescission Offer. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus and in this prospectus supplement.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide you with different or additional information from that contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared. We are making the Rescission Offer only in jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf, to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “we,” “our,” “us,” “ourselves,” “Cadence,” “the Company,” “the company,” and “our company” refer to Cadence Bancorporation, a Delaware corporation, and its consolidated subsidiaries. All references in this prospectus supplement to “Cadence Bank” or “the Bank” refer to Cadence Bank, National Association (N.A.), our wholly owned bank subsidiary. Unless otherwise indicated, references to our “common stock” include our Class A common stock and our Class B non-voting common stock.

We include cross-references in this prospectus supplement to captions in these materials where you can find further related discussions. The table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

MARKET AND INDUSTRY DATA

This prospectus supplement, and any document incorporated by reference into this prospectus supplement, may include industry, market and competitive position data and forecasts that are based on industry publications and studies conducted by independent third parties. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Although we believe that the market position, market opportunity and market size information included in this prospectus supplement, as well as the documents incorporated by reference into this prospectus supplement, is generally reliable, we have not verified the data, which is inherently imprecise. The forward-looking statements included in this prospectus supplement, as well as the documents incorporated by reference into this prospectus supplement, related to industry, market and competitive data position may be materially different than actual results.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.cadencebancorporation.com. Information contained in or linked to our website is not a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed

•  Annual Report on Form 10-K filed on February  28, 2020, including portions incorporated by reference therein to our Definitive Proxy Statement and our Revised Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, in each case filed with the SEC on March 27, 2020.

For the year ended December 31, 2019.

• Quarterly reports on Form 10-Q filed on May 11, 2020 and August 10, 2020.	For the quarters ended March 31, 2020 and June 30, 2020.

• Current Reports on Form 8-K.	Filed on February 18, 2020, March 6, 2020, March 10, 2020 (file no. 20699757), May 11, 2020, May 27, 2020 and June 4, 2020.

•  The section entitled “Description of Capital Stock of Cadence” from our Registration Statement on Form S-4, as amended (including any subsequently filed amendments and reports filed for the purpose of updating such description).

Filed on June 13, 2018 and amended on July 20, 2018.

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement until the completion of the Rescission Offer of the securities covered by this prospectus supplement or until we terminate this Rescission Offer. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from us at the following address:

Cadence Bancorporation

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

(713) 871-4000

In addition, we maintain an Internet website, www.cadencebancorporation.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the other documents we incorporate by reference in this prospectus supplement, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas;

•	economic, market, operational, liquidity, credit and interest rate risks associated with our business;

•	deteriorating asset quality and higher loan charge-offs;

•	the laws and regulations applicable to our business;

•	our ability to achieve organic loan and deposit growth and the composition of such growth;

•	increased competition in the financial services industry;

•	our ability to maintain our historical earnings trends;

•	our ability to raise additional capital to implement our business plan;

•	material weaknesses in our internal control over financial reporting;

•	systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers;

•	the composition of our management team and our ability to attract and retain key personnel;

•	our ability to monitor our lending relationships;

•	the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries;

•	the portion of our loan portfolio that is comprised of participations and shared national credits;

•	the amount of nonperforming and classified assets we hold;

•	our ability to identify potential candidates for, consummate, and achieve synergies resulting from, potential future acquisitions;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	environmental liability associated with our lending activities;

•	the geographic concentration of our markets in Texas and the southeast United States;

•	the commencement and outcome of litigation and other legal proceedings against us or to which we may become subject;

•

changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Federal Reserve Board;

•	requirements to remediate adverse examination findings;

•	changes in the scope and cost of FDIC deposit insurance premiums;

•	implementation of regulatory initiatives regarding bank capital requirements that may require heightened capital;

•	the obligations associated with being a public company;

•	changes in accounting principles, policies, practices, or guidelines;

•	our success at managing the risks involved in the foregoing items;

•	our modeling estimates related to an increased interest rate environment;

•	natural disasters, war, or terrorist activities; a pandemic, or the outbreak of COVID-19 or similar outbreak;

•

adverse effects due to COVID-19 on us and our customers, counterparties, employees, and third-party service providers, and the adverse impacts to our business, financial position, results of operations, and prospects; or

•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting our operations, pricing, and services.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this Report. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Rescission Offer. These questions and answers do not address all questions that may be important to you as a participant in the ESPP who acquired shares of Class A Common Stock between May 29, 2019 and May 29, 2020. Please refer to the section under the heading “The Rescission Offer” below and the more detailed information contained elsewhere in this prospectus supplement and the accompanying prospectus, which you should read carefully, and the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Q:	Why are you making the Rescission Offer?

A:

We are offering to repurchase up to 143,813 shares of our Class A Common Stock from persons who acquired those shares under the ESPP, as we determined during the second quarter of 2020 that a number of shares of Class A Common Stock were sold under the ESPP without registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Although the shares of Class A Common Stock sold under the ESPP were purchased in the open market by TD Ameritrade, the custodian of the ESPP, the Securities and Exchange Commission (“SEC”) takes the position that we are required to register the sale of these shares under the ESPP with the SEC.

We are making the Rescission Offer with respect to 143,813 shares of Class A Common Stock sold pursuant to the ESPP between May 29, 2019 and May 29, 2020 (the “Purchase Period”). We are making the Rescission Offer to ensure compliance with the Securities Act, and to limit any contingent liability we may have as a result of possible noncompliance with registration requirements pursuant to the Securities Act in connection with the acquisition of shares of Class A Common Stock under to the ESPP by ESPP participants. We believe that the statute of limitations period applicable to potential claims for rescission under the Securities Act is one year, but in no event later than three years after the security was bona fide offered to the public. Accordingly, in determining the Purchase Period, we selected a date after which no failure to register shares of Class A Common Stock offered under the ESPP occurred as the ending date of the Purchase Period, and a date that is 12 months earlier as the beginning date of the Purchase Period.

Our current executive officers and members of our Board of Directors have informed us that they do not intend to participate in the Rescission Offer.

Q:	When does the Rescission Offer expire?

A:	The Rescission Offer expires at 5:00 p.m., Eastern Time, on September 18, 2020 (the “Expiration Date”).

Q:	What will I receive if I accept the Rescission Offer?

A:	The answer to this question depends on whether or not you still hold any or all of the shares of Class A Common Stock (including acquired pursuant to the ESPP during the Purchase Period:

•

For such shares of Class A Common Stock you have previously sold at a loss, an amount equal to the excess of the purchase price paid for such shares upon your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP) over the proceeds from the sale of such shares, plus an amount equal to interest (i) on the amount you paid for such shares (i.e., the discounted purchase price under the ESPP) for the period from the date of acquisition through the date of sale and (ii) on the loss from the sale of such shares for the period from (but excluding) the date of sale through the date that payment is made by us.

•

For such shares of Class A Common Stock you currently hold, upon your tender of any such shares to us by accepting the Rescission Offer, an amount equal to the purchase price paid for such shares upon your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP) plus an amount equal to interest on such purchase price for the period from the date of the acquisition.

However, we will not repurchase such shares if the original purchase price for such shares under the ESPP, plus an amount equal to interest for the period from the date of the acquisition through the Expiration Date, is less than the closing price of such shares on the Expiration Date.

Although we use the term “interest” when describing the calculation of the Rescission Offer price above, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes.

Proceeds, less required tax withholding (if applicable), will be paid in U.S. dollars by check to be sent to you at the address in our records. If this address is incorrect, please correct your printed address on the Rescission Offer Election Form and also contact Nico Obed, Assistant Vice President at Cadence, at 205-279-2231, to update your address.

Q:	What interest rate will be used in calculating any amounts owed to me?

A:

We will use an annual interest rate of 2.28%, which is calculated on the basis of the highest weekly average one-year constant maturity Treasury yield in effect at any time during the Purchase Period after the end of the first stock purchase period under the ESPP.

Although we use the term “interest” when describing the calculation of the Rescission Offer price above, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes.

Q:	Does it matter whether I acquired the shares of Class A Common Stock pursuant to the ESPP through payroll deduction or company contributions?

A:	No. All acquisitions of shares of Class A Common Stock made pursuant to the ESPP during the Purchase Period will be included when determining whether you are eligible to accept the Rescission Offer.

Q:	Am I required to accept the Rescission Offer?

A:

No, you are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary and should be based on your assessment as to whether or not doing so would be economically beneficial to you. If you are an employee of Cadence, acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment status.

Q:	Should I accept the Rescission Offer?

A:	You must make your own decision regarding whether to accept the Rescission Offer. In general, it may be economically beneficial to you to accept the Rescission Offer if:

•	you have sold any shares of Class A Common Stock that were acquired during the Purchase Period for less than your original purchase price for them under the ESPP; or

•

you own any shares of Class A Common Stock you acquired during the Purchase Period that on the Expiration Date will be worth less than the Rescission Offer price for such shares (i.e., the original purchase price for the shares under the ESPP, plus an amount equal to interest).

However, in deciding whether to accept the Rescission Offer, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the Rescission Offer (see “Certain Material U.S. Federal Income Tax Considerations”) and, if you own shares of Class A Common Stock you acquired pursuant to the ESPP during the Purchase Period, the possibility that the value of such shares may increase or decrease after the Expiration Date. See “Risk Factors.”

In addition, you should note that, under the terms of the Rescission Offer, we will not repurchase or make payments relating to any shares of Class A Common Stock unless you return to us a Rescission Offer Election Form indicating that (i) you sold shares that you acquired during the Purchase Period for less than your original purchase price for such shares under the ESPP, and/or (ii) you hold shares that were acquired during the Purchase Period and that on the Expiration Date are worth less than the Rescission Offer price. If your shares of Class A Common Stock are not currently held under the ESPP or were sold outside the ESPP for a loss, you may also be required to provide reasonably satisfactory proof of sale and of loss. See “What is considered proof of a bona fide transaction? What is considered proof of original acquisition?” below.

The Rescission Offer price is explained in more detail in the answer to the third question above, “What will I receive if I accept the Rescission Offer?”

WE URGE YOU TO REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER OR NOT TO ACCEPT THE RESCISSION OFFER. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISORS REGARDING THE TAX CONSEQUENCES (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF ACCEPTING THE RESCISSION OFFER.

If you have questions about the Rescission Offer acceptance process, you can contact Nico Obed, Assistant Vice President at Cadence, at 205-279-2231.

Q:	Where can I obtain acquisition and sales history about my shares of Class A Common Stock?

A:

You should review your ESPP acquisition and sales history to determine whether you should accept all or a part of this Rescission Offer. You can call Nico Obed, Assistant Vice President at Cadence, at 205-279-2231, for assistance.

If you have transferred your shares of Class A Common Stock to another broker, contact your broker for assistance. If you transferred your shares of Class A Common Stock to another broker and subsequently sold such shares at a loss, you will need to contact the broker that facilitated that sale for your transaction history and sale price information. Please allow sufficient time to receive your transaction history. Some brokers may take up to two weeks to deliver your transaction history and we encourage you to contact your broker as soon as possible.

Q.	Will my participation in the Rescission Offer affect my ongoing participation in the ESPP?

A:	No. Whether or not you accept the Rescission Offer will have no effect on your ability to participate in the ESPP.

Q:	What is the effect of the Rescission Offer on my ability to assert claims?

A:

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. For a more detailed description of the effect of the Rescission Offer on any applicable federal securities law claims, see “Risk Factors — The Rescission Offer may not bar claims relating to our possible non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors — Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

Q:	May I accept the Rescission Offer in part?

A:

Yes. You may accept the Rescission Offer for all or part of the shares of Class A Common Stock that were acquired during the Purchase Period that you still own, as well as all or part of the shares of Class A Common Stock that you acquired during the Purchase Period that you sold at a loss. As described above, however, if you accept the Rescission Offer, we will repurchase shares of Class A Common Stock you still own only if they have a closing price, as of the Expiration Date, that is less than the original purchase price for such shares under the ESPP plus an amount equal to interest through the Expiration Date.

Q:

What happens if I accept the Rescission Offer for shares of Class A Common Stock acquired during the Purchase Period that I currently own, but the amount I would receive for such shares is less than the closing price of the shares of Class A Common Stock on the Expiration Date?

A:

If you submit a Rescission Offer Election Form to us for shares of Class A Common Stock you currently own, we will not repurchase shares for which the original purchase price under the ESPP, plus an amount equal to interest (through the Expiration Date), is less than the closing price of a share of Class A Common Stock as of the Expiration Date, as it would not be economically beneficial to you. Accordingly, you will continue to own those shares, and except as set forth in this prospectus supplement, the Rescission Offer will not affect your ability to sell such shares.

If such shares of Class A Common Stock were not held by you in your ESPP account and, pursuant to the Rescission Offer, were delivered to CST (either by your broker via DWAC, or in the form of certificated shares), we will not charge any expense of returning those shares to you (your broker may, however, charge a fee to take any shares back from CST). If applicable, CST will contact you after the Expiration Date with more information on how your shares will be returned to you.

Q:	What do I need to do now to accept the Rescission Offer?

A:

If you want to accept the Rescission Offer, please properly complete, sign and date the Rescission Offer Election Form which accompanies this prospectus supplement (and a template of which is also included as Appendix A), together with any other required documents as set forth below and in the Rescission Offer Election Form, and deliver them so that they are received by us on or before 5:00 p.m., Eastern Time, on September 18, 2020, the Expiration Date. See “— Other Required Documents” below in this question.

You may return your completed Rescission Offer Election Form and any accompanying required documents by ordinary, certified or registered mail or via overnight delivery or courier. You may send your materials to:

Cadence Bancorporation

2100 Third Avenue North

Suite 1100

Birmingham, AL 35203

Attention: Nico Obed

The Rescission Offer Election Form must be legible. You should retain a copy of your completed Rescission Offer Election Form for your personal records. We recommend that you return the Rescission Offer Election Form (together with any other required documents) sufficiently in advance of the Expiration Date to ensure its receipt by us by the deadline specified above. The method for returning the Rescission Offer Election Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated above. We recommend using registered mail with return receipt requested.

Other Required Documents:

•	If you are accepting the Rescission Offer only with regard to shares of Class A Common Stock currently held within the ESPP and/or shares of Class A Common Stock sold at a loss within your

ESPP account, you will not need to return any additional documentation (apart from the Rescission Offer Election Form and the IRS Form W-9 included therein or, if applicable, IRS Form W-8BEN, as described below).

•

If you are accepting the Rescission Offer with respect to any shares of Class A Common Stock that were distributed from the ESPP (in the form of certificated shares or to your individual brokerage account) and which you currently hold, see “— What do I need to do to accept the Rescission Offer if I hold Shares through a broker or nominee other than CST, or as Certificated Shares?” below.

•

If you want to accept the Rescission Offer with respect to any shares of Class A Common Stock that were distributed from the ESPP (in the form of certificated shares or to your individual brokerage account) and which you since have sold at a loss, in addition to mailing a properly completed accompanying Rescission Offer Election Form, you must also deliver to us, in accordance with the instructions set forth in the Rescission Offer Election Form, reasonably satisfactory proof of a bona fide sale transaction (including proof of the sale price) and proof of original acquisition. See “— What is considered proof of a bona fide transaction? What is considered proof of original acquisition?” below.

Along with your Rescission Offer Election Form and any additional required documents as described above, U.S. Persons (which includes U.S. citizens and residents) need to complete and return the IRS Form W-9 included therein and non-U.S. Persons need to complete IRS Form W-8BEN. Please review the Instructions to Rescission Offer Election Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your IRS Form W-9 or, if applicable, IRS Form W-8BEN. However, if your properly completed IRS Form W-9 (or, if applicable, IRS Form W-8BEN) is not received with your Rescission Offer Election Form, we may be required to withhold additional amounts from Rescission Offer payments to you and the IRS may impose certain penalties.

YOUR PROPERLY COMPLETED RESCISSION OFFER ELECTION FORM (TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS, INCLUDING ANY SHARES THAT MAY BE REQUIRED TO BE DELIVERED) MUST BE LEGIBLE AND RECEIVED BY US ON OR BEFORE 5:00 P.M., EASTERN TIME, ON SEPTEMBER 18, 2020, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ELECTION FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED, WHETHER YOUR SHARES HAVE BEEN PROPERLY DELIVERED TO CST, WHETHER ANY REQUIRED PROOF IS REASONABLY SATISFACTORY AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

Proceeds, less required tax withholding (if applicable), will be paid in U.S. dollars by check to be sent to your address on or before September 18, 2020, or as soon as practicable thereafter. The payment check will be sent to the address in our records. If this address is incorrect, please correct your printed address on the Rescission Offer Election Form and also contact Nico Obed, Assistant Vice President at Cadence, at 205-279-2231.

All determinations with respect to the Rescission Offer Election Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding.

If you have any questions related to accepting or rejecting the Rescission Offer, contact Nico Obed, Assistant Vice President at Cadence, at 205-279-2231.

Q:	What do I need to do to accept the Rescission Offer if I hold shares of Class A Common Stock through a broker or nominee other than CST, or as Certificated Shares?

A:

If you acquired, and still hold, any shares of Class A Common Stock subject to the Rescission Offer through a broker or nominee other than CST, and you desire to accept the Rescission Offer with respect to those shares, you should (i) properly complete and deliver the Rescission Offer Election Form to us and (ii) contact your broker or nominee promptly and instruct it to initiate a “DWAC” to deliver such shares to CST (please also complete and send the Broker Instruction Supplement included in the Rescission Offer Election Form to your broker, or other nominee). You should contact your broker or other nominee as soon as practicable to allow for sufficient time for your broker or nominee to deliver your shares via DWAC to CST. Your broker or nominee must include in the comments field your associate identification number (the “Associate Identification Number”), or your shares of Class A Common Stock will not be accepted and you will be deemed to have rejected the Rescission Offer (unless you are a former associate and your Associate Identification Number is not available). If you are a current associate, please fill in your Associate Identification Number. If you are a former associate, please fill in your former Associate Identification Number if it is available to you and if you do not have your former Associate Identification number, please leave the field blank. Your broker or nominee may charge you a fee for delivering the shares. You should consult with your broker or nominee to determine whether any charges will apply.

If you acquired, and still hold, any shares of Class A Common Stock subject to the Rescission Offer that were transferred out of the ESPP to you in the form of certificated shares, and you desire to accept the Rescission Offer with respect to those shares of Class A Common Stock, you should (i) properly complete the Rescission Offer Election Form and (ii) deliver such certificated shares of Class A Common Stock, along with the Rescission Offer Election Form, to us in accordance with the instructions set forth in the Rescission Offer Election Form. (See “The Rescission Offer—How To Accept or Reject the Rescission Offer—How To Accept the Rescission Offer—Accepting the Rescission Offer for Shares Held Through a Broker or Other Nominee, or as Certificated Shares.”) Your share certificate(s) must include the Associate Identification Number, as shares will not be accepted without it (unless you are a former associate and your Associate Identification Number is not available). You will be deemed to have rejected the Rescission Offer if the Associate Identification Number is not included with your Share certificate(s) (unless you are a former associate and your Associate Identification Number is not available). You should make arrangements sufficiently in advance to ensure your shares are delivered to CST at the above address by the Expiration Date.

Q:	What is considered proof of a bona fide transaction? What is considered proof of original acquisition?

A:

If you have sold any shares of Class A Common Stock at a loss to a third party in a bona fide transaction, you will need to deliver to us, in accordance with the instructions set forth in the Rescission Offer Election Form, proof reasonably satisfactory to Cadence evidencing the sale price and amount of such shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person conducting the sale, and may include confirmation of shares sold on official broker letterhead that details the sale price, IRS Form 1099-B showing the sales proceeds or transactional statements on your broker’s letterhead. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale.

In addition, if the sale of any such shares was effected through a broker or nominee that is not TD Ameritrade, as the custodian of the ESPP, you will also need to provide proof reasonably satisfactory to Cadence of your original acquisition, during the Purchase Period, of the sold shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person receiving the shares from CST and holding or administering the shares on your behalf.

If the proof of a bona fide sale (including proof linking shares of Class A Common Stock sold through a separate broker to your original acquisition of such shares through CST during the Purchase Period) is not reasonably satisfactory to Cadence, in its sole discretion, you will be deemed to have rejected the Rescission Offer.

Q:	What do I need to do now to reject the Rescission Offer?

A:	You do not need to take any action to reject the Rescission Offer.

If you have already accepted the Rescission Offer by returning a Rescission Offer Election Form and now wish to reject the Rescission Offer, see below, “— Can I change my election after I have mailed my signed Rescission Offer Election Form?”

Q:	What happens if I fail to properly complete or deliver any of the required documents or take any other required action in a timely manner?

A:

If you do not return a properly completed Rescission Offer Election Form (together with any other required documents) to us and/or, in the case of shares of Class A Common Stock you currently own, do not deliver the shares to CST, on or before 5:00 p.m., Eastern Time, on September 18, 2020, the Expiration Date, or if you fail to take any other required action in a timely manner, you will be deemed to have rejected the Rescission Offer, unless we in our sole discretion elect to waive the requirement for a particular document or action, or to extend the deadline for the delivery of any required document or the taking of any required action, as applicable. If you have previously sold shares of Class A Common Stock subject to the Rescission Offer at a loss, you must enclose with the Rescission Offer Election Form proof reasonably satisfactory to us evidencing the bona fide sale of those shares to a third party, including the sale price for those shares, or you will be deemed to have rejected the Rescission Offer with respect to those shares, unless we in our sole discretion elect to waive the requirement.

If you reject the Rescission Offer, you will not receive any payment with respect to the shares subject to the Rescission Offer, but you will retain any shares you currently hold.

Q:	Can I change my election after I have mailed my signed Rescission Offer Election Form?

A:	Yes. You can change your decision about accepting the Rescission Offer at any time on or before 5:00 p.m., Eastern Time, on September 18, 2020, the Expiration Date.

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If you decide to reject the Rescission Offer after you have already submitted a Rescission Offer Election Form, you must properly complete, sign and date the Rescission Offer Withdrawal Form which accompanies this prospectus supplement (and a template of which is also included as Appendix B), and deliver it so that it is received by us on or before 5:00 p.m., Eastern Time, on September 18, 2020, the Expiration Date. To properly complete your Rescission Offer Withdrawal Form, you must include your Associate Identification Number (unless you are a former associate and your Associate Identification Number is not available).

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If you change your decision after having submitted the Rescission Offer Election Form, and you want to accept the Rescission Offer but with regard to a different portion of your shares than you had previously elected, you must properly complete, sign and date the Rescission Offer Withdrawal Form as described above, as well as a new Rescission Offer Election Form indicating your updated election.

You may return your completed Rescission Offer Withdrawal Form by ordinary, certified or registered mail or via overnight delivery or courier. You may send your materials to:

Cadence Bancorporation

2100 Third Avenue North

Suite 1100

Birmingham, AL 35203

Attention: Nico Obed

The Rescission Offer Withdrawal Form must be legible. To properly complete your Rescission Offer Withdrawal Form, you must include your Associate Identification Number (unless you are a former associate and your Associate Identification Number is not available). You should retain a copy of your completed Rescission Offer Withdrawal Form for your personal records. We recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the

Expiration Date to ensure its receipt by us by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated above. We recommend using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 5:00 P.M., EASTERN TIME, ON SEPTEMBER 18, 2020, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ELECTION FORM THAT YOU SUBMITTED AND WE ACCEPTED.

WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER. All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding.

Q:	When and how will I receive payment for my shares of Class A Common Stock if I properly accept the Rescission Offer?

A:

Proceeds, less required tax withholding (if applicable), will be paid in U.S. dollars by check to be sent to your address on or before September 18, 2020, or as soon as practicable thereafter. The payment check will be sent to the address in our records. If this address is incorrect, please correct your printed address on the Rescission Offer Election Form and also contact Nico Obed, Assistant Vice President at Cadence, at 205-279-2231, to update your address.

Q:	How will the Rescission Offer be funded?

A:

The Rescission Offer will be funded from our existing cash balance. Even if all persons eligible to participate in the Rescission Offer accept our offer to the full extent, based on the current market price of our common stock, we do not expect that this Rescission Offer, and the exercise of other applicable rescission rights, would have a material impact on our results of operations, financial condition, or liquidity.

Q:	Who can help answer my questions?

A:	If you have questions regarding the Rescission Offer, you may Nico Obed, Assistant Vice President at Cadence, at 205-279-2231.

RISK FACTORS

An investment in shares of our Class A Common Stock involves various risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in our other reports we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. You should also carefully consider the risks described below, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our Class A Common Stock. The risks described below and in the accompanying prospectus or in the documents incorporated by reference herein are not the only risks applicable to us or an investment in our Class A Common Stock. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

The Rescission Offer may not bar claims relating to our possible non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the Rescission Offer will have the effect of barring claims relating to our non-compliance with applicable federal securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. If a person rejects or fails to respond to the Rescission Offer, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our results of operations and financial condition. In addition, the Rescission Offer will not prevent regulators from pursuing actions or imposing penalties and fines against us with respect to any potential violations of securities laws. In any event, based on the current market price of our Class A Common Stock, we do not expect the Rescission Offer to have a material impact on our results of operations, financial condition or liquidity.

Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission, if any, will be preserved. The staff of the SEC has taken the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the sale and issuance of shares of Class A Common Stock pursuant to the ESPP that are the subject of the Rescission Offer was exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of a rescission offer may preclude offerees from initiating an action against the rescission offeror in connection with the registration or delivery of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer.

Generally, the statute of limitations under the Securities Act for enforcement of federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. Our Rescission Offer is not an admission that we did not comply with any federal or state registration or delivery or disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a difficult issue and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you may have.

We cannot predict whether the amounts you would receive in the Rescission Offer for shares of Class A Common Stock that you still own would be greater than the fair market value of our Class A Common Stock.

Our Class A Common Stock is actively traded on the NYSE under the symbol “CADE.” The amount you would receive in the Rescission Offer is fixed and is not tied to the market value of our Class A Common Stock on the NYSE at the time the Rescission Offer closes on 5:00 p.m., Eastern Time, on September 18, 2020, the Expiration Date. However, eligibility for shares of Class A Common Stock tendered in the Rescission Offer is tied to the market value of our Class A Common Stock on the Expiration Date, and we will not accept your Rescission Offer Election Form for shares of Class A Common Stock you currently own if the original purchase price of such shares at the time of your acquisition under the ESPP plus an amount equal to interest (through the Expiration Date) is less than the closing price of such shares as of the Expiration Date, as it would not be economically beneficial to you.

Even if accepting the Rescission Offer would be economically beneficial to you at the time of the Expiration Date (and therefore you are eligible to accept the Rescission Offer), we cannot anticipate subsequent market developments, whether at the time payment is made or thereafter, and we cannot predict whether accepting the Rescission Offer would continue to be economically beneficial to you following the Expiration Date.

On August 14, 2020, the last reported sale price for our Class A Common Stock on the NYSE was $9.79 per share.

OUR COMPANY

Cadence Bancorporation is a financial holding company and a Delaware corporation headquartered in Houston, Texas, and is the parent company of Cadence Bank, National Association. Formed in 2009 by banking industry veterans, we secured $1.0 billion of capital commitments in 2010 and built our franchise on the foundation established from three successful acquisitions: Cadence Bank, in March 2011, the franchise of Superior Bank in April 2011, and Encore Bank, N.A. in July 2012. On January 1, 2019, we completed our merger with State Bank Financial Corporation, the holding company for State Bank and Trust Company. Today, we are a middle-market focused commercial relationship bank providing a broad range of banking and wealth management services to businesses, high net worth individuals, business owners and retail customers through a network of 98 branches in Alabama, Florida, Georgia, Texas, Mississippi, and Tennessee. We completed our initial public offering and listing on the NYSE in April 2017 with the ticker “CADE.”

Our principal executive office is located at 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056, and our telephone number is (713) 871-4000.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

We are offering to repurchase up to 143,813 shares of our Class A Common Stock from persons who acquired those shares under the ESPP during the Purchase Period, as we have determined that those shares were sold under the ESPP without registration pursuant to the Securities Act. Although the shares of Class A Common Stock sold under the ESPP were purchased in the open market by TD Ameritrade, the custodian of the ESPP, the SEC takes the position that we are required to register the sale of these shares under the ESPP with the SEC. Our inadvertent failure to timely file a registration statement on Form S-8 as required under the Securities Act may have constituted a violation of Section 5 of the Securities Act (which generally requires registration of offers and sales of securities) and may give rise to liability under Section 12 of the Securities Act (which generally provides a rescission remedy for offers and sales of securities in violation of Section 5).

We are making this Rescission Offer with respect to 143,813 shares of our Class A Common Stock sold pursuant to the ESPP during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the acquisition of such shares by ESPP participants pursuant to the ESPP.

Our current executive officers and members of our Board of Directors have informed us that they do not intend to participate in the Rescission Offer.

Effect of the Rescission Offer

If you reject, or fail to timely accept, the Rescission Offer in accordance with the terms and conditions set forth in this prospectus supplement and the instructions set forth in the Rescission Offer Election Form by 5:00 p.m. on September 18, 2020, the Expiration Date, or if you accept the Rescission Offer but we determine that you are not eligible to accept the Rescission Offer under the terms set forth in this prospectus supplement, you will retain ownership of the shares you own and will not receive any payment for any shares subject to the Rescission Offer (including any shares that you may have previously sold).

Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer. For federal securities law purposes, rejection of or the failure to accept a rescission offer may not terminate an offeree’s right to bring a civil action against the offeror for failure to deliver a prospectus required under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief. Each person is urged to consider this possibility with respect to our Rescission Offer. Our Rescission Offer is not an admission that we did not comply with applicable federal or state requirements, nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have.

The above discussion relates primarily to your potential rescission rights and does not address the antifraud provisions of federal securities laws or rights under state securities laws, common law or equity. We believe that the sale and issuance of shares of Class A Common Stock that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that this Rescission Offer is exempt from registration under state laws and thus need not comply with state laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer.

Generally, the statute of limitations under the Securities Act for enforcement of your federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation period under many state statutes not typically beginning until the facts giving rise to the violation are known. Determining when a statute of limitations expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have or regarding any of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

Terms of the Rescission Offer

For shares of Class A Common Stock acquired through the ESPP during the Purchase Period which you have previously sold at a loss, you may accept the Rescission Offer with respect to any of such shares, in which case you will receive in U.S. dollars an amount equal to the excess of the purchase price paid for such shares upon your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP) over the proceeds of the sale of the shares of Class A Common Stock, plus an amount equal to interest, at a rate of 2.28% per year, which will be paid on the original purchase price of the shares under the ESPP (i.e., the discounted purchase price under the ESPP) for the period from the date you acquired the Shares through the date you sold the shares. Interest will also be paid on the loss from the sale of such shares for the period from (but excluding) the date of sale through the date that payment is made by us.

For shares of Class A Common Stock acquired through the ESPP during the Purchase Period which you currently hold, you may accept the Rescission Offer with respect to any of such shares, and we will repurchase those shares from you, in which case you will receive in U.S. dollars an amount equal to the original purchase price paid for such shares pursuant to your acquisition under the ESPP (i.e., the discounted purchase price under the ESPP), plus an amount equal to interest on such purchase price at a rate of 2.28% per year for the period from the date you acquired the shares to the date payment is made by us. However, we will not repurchase shares for which the original purchase price under the ESPP plus interest (through the Expiration Date) is less than the closing price of the shares on the Expiration Date, as it would not be economically beneficial to you. Although we use the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes.

Because this Rescission Offer is being made, in part, to limit any contingent liability that we may have as a result of possible noncompliance with applicable U.S. federal registration requirements, and because the offerees to whom this Rescission Offer is being made reside in a variety of U.S. jurisdictions, we believe that it is appropriate to use a U.S. federal reference rate of interest to determine the interest rate to be applied in determining amounts payable pursuant to this Rescission Offer. U.S. federal law does not provide a specific rate of interest to be used in rescission offers. We will use an annual interest rate of 2.28%, which is calculated on the basis of the highest weekly average one-year constant maturity Treasury yield in effect at any time during the Purchase Period after the end of the first stock purchase period under the ESPP, as published by the Board of Governors of the Federal Reserve System.

The Rescission Offer will expire at 5:00 p.m., Eastern Time, on September 18, 2020. If all deliveries and other actions required to validly accept the Rescission Offer are completed in accordance with the terms and conditions set forth in this prospectus supplement and the instructions set forth in the Rescission Offer Election

Form prior to the deadline specified in the preceding sentence, and we determine that you are eligible to accept the Rescission Offer, we expect to send you payment of any proceeds to which you are entitled on or before September 18, 2020, or as soon as practicable thereafter. Proceeds, less required tax withholding (if applicable), will be paid in U.S. dollars by check to be sent to your address. The payment check will be sent to the address in our records. If this address is incorrect, please correct your printed address on the Rescission Offer Election Form and also contact Nico Obed, Assistant Vice President at Cadence, at 205-279-2231, to update your address.

Neither we nor any of our executive officers or directors make any recommendations to any person with respect to our Rescission Offer. We urge you to read this prospectus supplement carefully and to make an independent evaluation with respect to our Rescission Offer. We also urge you to consult with your advisors before accepting or rejecting our Rescission Offer.

As of August 14, 2020, the closing sale price of our Class A Common Stock (as reported on the NYSE) was $9.79 per share. If you still own shares acquired pursuant to the ESPP, you should obtain current price information regarding our Class A Common Stock prior to deciding whether to accept or reject the Rescission Offer. We also urge you to consult with your advisors before accepting or rejecting our Rescission Offer.

See “Price Range of our Class A Common Stock” for the high and low sale prices of our Class A Common Stock for each quarter during fiscal year 2020 and fiscal year 2019.

How To Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

How To Accept the Rescission Offer

If you are accepting the Rescission Offer with respect to shares of Class A Common Stock you hold outside of the ESPP, or which you have sold at a loss, see also the instructions contained in “— Accepting the Rescission Offer for Shares Held Through a Broker or Other Nominee, or as Certificated Shares,” below.

Acceptance of the Rescission Offer is optional. You may accept the Rescission Offer with respect to all or a portion of your eligible shares of Class A Common Stock. Generally, acceptance of the Rescission Offer is economically beneficial only if you have sold shares acquired during the Purchase Period at a loss, or if you currently hold shares acquired during the Purchase Period and the closing price of the shares of Class A Common Stock on the Expiration Date is less than the original purchase price for such shares under the ESPP plus an amount equal to interest on such purchase price from the date of purchase through the Expiration Date.

In order to accept the Rescission Offer, you must properly complete, sign and date the Rescission Offer Election Form which accompanies this prospectus supplement (and a template of which is also included as Appendix A), together with any other required documents as set forth below and in the Rescission Offer Election Form, and deliver them by ordinary, certified or registered mail or via overnight delivery or courier so that they are received by us on or before 5:00 p.m., Eastern Time, on September 18, 2020, the Expiration Date. You may send your materials to:

Cadence Bancorporation

2100 Third Avenue North

Suite 1100

Birmingham, AL 35203

Attention: Nico Obed

The Rescission Offer Election Form must be legible. You should retain a copy of your completed Rescission Offer Election Form for your personal records. We recommend that you return the Rescission

Offer Election Form (together with any other required documents) sufficiently in advance of the Expiration Date to ensure its receipt by us by the deadline specified above. (In addition, if you have transferred your shares to a broker or nominee other than TD Ameritrade, the custodian of the ESPP, you should make arrangements sufficiently in advance to ensure that shares you currently own and want us to repurchase are returned to CST by 5:00 p.m., Eastern Time, on September 18, 2020, the Expiration Date. See the instructions contained in “— Accepting the Rescission Offer for Shares Held Through a Broker or Other Nominee, or as Certificated Shares” below.) The method for returning the Rescission Offer Election Form is at your option and risk, and delivery will be deemed made only when actually received by CST at the address indicated above. We recommend using registered mail with return receipt requested.

Along with your Rescission Offer Election Form and any additional required documents as described below, U.S. Persons (which includes U.S. citizens and residents) need to complete and return the IRS Form W-9 included therein and non-U.S. Persons need to complete IRS Form W-8BEN. Please review the Instructions to the Rescission Offer Election Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your IRS Form W-9 (or, if applicable, IRS Form W-8BEN). However, if your properly completed IRS Form W-9 (or, if applicable, IRS Form W-8BEN) is not received with your Rescission Offer Election Form, we may be required to withhold additional amounts from Rescission Offer payments to you and the IRS may impose certain penalties.

In addition to the Rescission Offer Election Form and the IRS Form W-9 (or, if applicable, IRS W-8BEN), you may be required to submit additional documents in order to properly accept the Rescission Offer:

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If you are accepting the Rescission Offer only with regard to shares of Class A Common Stock currently held within the ESPP and/or shares sold at a loss directly from your ESPP account, you will not need to return any additional documentation except for the Rescission Offer Election Form and the IRS Form W-9 included herein or, if applicable, IRS Form W-8BEN, as described below.

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If you are accepting the Rescission Offer with respect to any shares of Class A Common Stock that were transferred out of the ESPP to you (in the form of certificated shares or to your individual brokerage account) and which you currently hold, see “— Accepting the Rescission Offer for Shares Held Through a Broker or Other Nominee, or as Certificated Shares,” below.

•

If you want to accept the Rescission Offer with respect to any shares of Class A Common Stock that were distributed from the ESPP to you (in the form of certificated shares or to your individual brokerage account) and which you since have sold at a loss, in addition to mailing a properly completed accompanying Rescission Offer Election Form, you must also deliver to us, in accordance with the instructions set forth in the Rescission Offer Election Form, reasonably satisfactory proof of a bona fide sale transaction (including proof of the sale price) and proof of original acquisition. See “— Accepting the Rescission Offer for Shares Held Through a Broker or Other Nominee, or as Certificated Shares,” below.

YOUR PROPERLY COMPLETED RESCISSION OFFER ELECTION FORM (TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS) MUST BE LEGIBLE AND RECEIVED BY US ON OR BEFORE 5:00 P.M., EASTERN TIME, ON SEPTEMBER 18, 2020, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

IN ADDITION, IF YOU ARE ACCEPTING THE RESCISSION OFFER WITH RESPECT TO SHARES YOU CURRENTLY OWN OUTSIDE OF THE ESPP, CST MUST RECEIVE DELIVERY OF THOSE SHARES ON OR BEFORE 5:00 P.M., EASTERN TIME, ON SEPTEMBER 18, 2020, THE EXPIRATION DATE, OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES.

IF YOU HAVE PREVIOUSLY SOLD SHARES SUBJECT TO THE RESCISSION OFFER AT A LOSS AND FROM OUTSIDE THE ESPP, YOU MUST ENCLOSE WITH THE RESCISSION OFFER ELECTION

FORM PROOF REASONABLY SATISFACTORY TO US EVIDENCING THE BONA FIDE SALE OF THOSE SHARES TO A THIRD PARTY, INCLUDING THE SALE PRICE FOR THOSE SHARES AND PROOF OF ORIGINAL ACQUISITION, OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES.

WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ELECTION FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED, WHETHER YOUR SHARES HAVE BEEN PROPERLY DELIVERED TO US, WHETHER ANY REQUIRED PROOF IS REASONABLY SATISFACTORY AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Election Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of tender as to particular shares. A waiver of any defect or irregularity with respect to the tender of one share shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other shares except to the extent we may otherwise so provide.

If you have questions regarding how to accept the Rescission Offer, you may contact Nico Obed, Assistant Vice President at Cadence, at 205-279-2231.

Accepting the Rescission Offer for Shares Held Through a Broker or Other Nominee, or as Certificated Shares

If you are tendering shares of Class A Common Stock held outside of the ESPP, either (i) through a broker or nominee other than CST, or (ii) as certificated shares, you will be required to bear your own costs for tendering any shares and for acceptance, and withdrawal from acceptance, of the Rescission Offer. See below for more information.

Certain shares of Class A Common Stock sold pursuant to the ESPP during the Purchase Period may have been registered in the name of The Depository Trust Company or its nominee, which we refer to in this prospectus supplement as “DTC.” DTC facilitates the clearance and settlement of transactions through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC’s Deposit and Withdrawal at Custodian service (“DWAC”) provides participants with the ability to make electronic book-entry deposits and withdrawals of eligible securities into and out of their DTC book-entry accounts.

If you acquired, and still hold, any shares of Class A Common Stock subject to the Rescission Offer through a broker or nominee other than CST and you wish to accept the Rescission Offer with respect to those shares, you should (i) properly complete and return the Rescission Offer Election Form together with any other required documents to CST, our transfer agent for this Rescission Offer, and (ii) contact your broker or other nominee promptly and instruct it to initiate a DWAC to deliver your shares to CST. Your properly completed Rescission Offer Election Form (together with any other required documents, including any Share certificates) must be received by CST on or before 5:00 p.m., Eastern Time, on September 18, 2020, the Expiration Date. Otherwise you will be deemed to have rejected the Rescission Offer. Please send the enclosed Broker Instruction Supplement included in the Rescission Offer Election Form to your broker or nominee to help facilitate the transfer of your shares. Because it may take your broker or other nominee up to several weeks to deliver your shares to CST, you should contact your broker or other nominee as soon as practicable. Please make sure your broker or other nominee includes in the DWAC comment fields your Associate Identification Number, as shares will not be accepted and you will be deemed to have rejected the Rescission Offer without the Associate Identification Number (unless you are a former associate and your Associate Identification Number is not available). You will have to pay brokerage or transfer fees with respect to shares of Class A Common Stock transferred to CST. You should consult your broker to determine whether any charges will apply. (As indicated above, you will be required to bear your own costs for tendering any shares in the Rescission Offer.)

If you acquired, and still hold, any shares subject to the Rescission Offer that were transferred out of the ESPP to you in the form of certificated shares, and you wish to accept the Rescission Offer with respect to those shares, you should (i) properly complete the Rescission Offer Election Form and deliver it to us and (ii) deliver such certificated shares to CST. Your properly completed Rescission Offer Election Form (together with any other required documents) must be received by us, and your share certificates received by CST, on or before 5:00 p.m., Eastern Time, on September 18, 2020, the Expiration Date. Otherwise you will be deemed to have rejected the Rescission Offer. Your Share certificate(s) must be accompanied by your properly completed Rescission Offer Election Form or you will be deemed to have rejected the Rescission Offer. You should make arrangements sufficiently in advance to ensure your shares are delivered to CST at the above address by the Expiration Date. Your Share certificates and Rescission Offer Election Form should be sent by certified or registered mail and, for your protection, they should be insured for at least 2% of the value. The mailing address of CST is:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004-1561

If you have previously sold shares of Class A Common Stock subject to the Rescission Offer at a loss, you must enclose with the Rescission Offer Election Form proof reasonably satisfactory to us evidencing the bona fide sale of those shares to a third party, including the sale price for those shares. Satisfactory proof of the sale price of those shares may take the form of a receipt from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, you will be deemed to have rejected the Rescission Offer. In addition, we may require evidence that any sale of those shares was a bona fide transfer to a third party.

If you have sold shares of Class A Common Stock subject to the Rescission Offer at a loss through a broker or nominee that is not TD Ameritrade, as the custodian of the ESPP, in addition to mailing a properly completed Rescission Offer Election Form, you will need to deliver to us, in accordance with the instructions set forth in the Rescission Offer Election Form, proof reasonably satisfactory to us evidencing the sale price and amount of such shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person conducting the sale, and may include confirmation of shares sold on official broker letterhead that details the sale price, IRS Form 1099-B showing the sales proceeds or transactional statements on your broker’s letterhead. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. In addition you will also need to provide proof reasonably satisfactory to us of your original acquisition, during the Purchase Period, of the sold shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person receiving the shares from TD Ameritrade and holding or administering the shares on your behalf. If the proof of a bona fide sale (including proof linking shares sold through a separate broker to your original acquisition of such shares through CST during the Purchase Period) is not reasonably satisfactory to Cadence, in its sole discretion, you will be deemed to have rejected the Rescission Offer.

If you have questions regarding how to accept the Rescission Offer, you may contact Nico Obed, Assistant Vice President at Cadence, at 205-279-2231.

How To Reject the Rescission Offer

You do not need to take any action to initially reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Election Form, however, you must properly complete, sign and date the Rescission Offer Withdrawal Form which accompanies this prospectus supplement (and a template of which is also included as Appendix B) and deliver it so that it is received by us on or before 5:00 p.m., Eastern Time, on September 18, 2020, the Expiration Date.

You may return your completed Rescission Offer Withdrawal Form by ordinary, certified or registered mail or via overnight delivery or courier. You may send your materials to:

Cadence Bancorporation

2100 Third Avenue North

Suite 1100

Birmingham, AL 35203

Attention: Nico Obed

The Rescission Offer Withdrawal Form must be legible. To properly complete your Rescission Offer Withdrawal Form, you must include the Associate Identification Number (unless you are a former associate and your Associate Identification Number is not available). You should retain a copy of your completed Rescission Offer Withdrawal Form for your personal records. We recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by us by the deadline specified above.

The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated above. We recommend using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, CST MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 5:00 P.M., EASTERN TIME, ON SEPTEMBER 18, 2020, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ELECTION FORM YOU SUBMITTED. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

IF YOU WISH TO CHANGE PART OF YOUR ELECTION AND YOU HAVE PREVIOUSLY COMPLETED AND RETURNED A RESCISSION OFFER ELECTION FORM INDICATING THAT YOU ELECT TO ACCEPT THE RESCISSION OFFER, YOU MUST PROPERLY COMPLETE, SIGN AND RETURN THE RESCISSION OFFER WITHDRAWAL FORM AS WELL AS A NEW RESCISSION OFFER ELECTION FORM.

IF YOU FAIL TO PROPERLY COMPLETE ALL DELIVERIES AND OTHER ACTIONS REQUIRED FOR VALIDLY ACCEPTING THE RESCISSION OFFER PRIOR TO 5:00 P.M., EASTERN TIME, ON SEPTEMBER 18, 2020, THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of withdrawal as to particular shares. A waiver of any defect or irregularity with respect to the withdrawal of one Share shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other shares except to the extent we may otherwise so provide.

If we receive a Rescission Offer Withdrawal Form before the Expiration Date and you have previously delivered shares to us, we will return the shares to you as soon as practicable without any expense to you. We will contact you after the Expiration Date with more information on how your shares will be returned to you.

If you have questions regarding how to reject the Rescission Offer, you may contact Nico Obed, Assistant Vice President at Cadence, at 205-279-2231.

ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES ACQUIRED PURSUANT TO THE ESPP UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF ACQUISITION OF SUCH SHARES AND THREE YEARS FROM THE DATE SUCH SHARES WERE BONA FIDE OFFERED TO THE PUBLIC.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any shares of Class A Common Stock that may be tendered to us as a result of the Rescission Offer.

Questions about the Rescission Offer

If you have questions about the Rescission Offer, you may contact Nico Obed, Assistant Vice President at Cadence, at 205-279-2231.

Accounting for the Rescission Offer

We intend to account for the Rescission Offer by recording the fair market value of the shares of Class A Common Stock purchased by us as a charge to treasury stock based on the quoted market price of our common stock at the close of business on the Expiration Date. Any amounts paid by us pursuant to the Rescission Offer in excess of the fair market value of such shares purchased will be recorded as an expense in our consolidated statement of income.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer.

PRICE RANGE OF OUR CLASS A COMMON STOCK

Our Class A Common Stock has been listed on the NYSE under the symbol “CADE” since April 13, 2017. The following table sets forth, for the periods indicated, the high and low sale prices in dollars on the NYSE for our Class A Common Stock with respect to the periods indicated.

	High	Low
Quarter ended March 31, 2019	$19.26	$15.47
Quarter ended June 30, 2019	$21.92	$17.75
Quarter ended September 30, 2019	$19.87	$14.22
Quarter ended December 31, 2019	$17.78	$14.87
Quarter ended March 31, 2020	$17.79	$5.07
Quarter ended June 30, 2020	$10.89	$4.63
Quarter ended September 30, 2020 (through August 14, 2020)	$9.99	$7.30

On August 14, 2020, the last reported sale price for our Class A Common Stock on the NYSE was $9.79 per share.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations applicable to U.S. Holders (as defined below) with respect to the Rescission Offer. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel with respect to the Rescission Offer. Accordingly, there can be no assurance that the IRS will not disagree with the tax consequences described herein.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner (or previous beneficial owner that sold shares) of our Class A Common Stock subject to the Rescission Offer that is, for U.S. federal income tax purposes, a citizen or individual resident of the United States. This discussion assumes that a U.S. Holder holds shares of our Class A Common Stock subject to the Rescission Offer as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment), or, as to a U.S. Holder who accepts the Rescission Offer with respect to our Class A Common Stock previously sold by such U.S. Holder, that such U.S. Holder held such previously sold shares as capital assets. This discussion further assumes that the ESPP qualifies as an employee stock purchase plan within the meaning of Section 423(b) of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, holders liable for the alternative minimum tax, holders who are no longer employees of the Company, and holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, or U.S. state, local or non-U.S. taxes. Accordingly, all holders of shares of our Class A Common Stock subject to the Rescission Offer should consult with their tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of accepting the Rescission Offer.

THIS DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO RESCISSION OFFER. HOLDERS OF SHARES OF OUR CLASS A COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF ACCEPTING THE RESCISSION OFFER.

U.S. Holders Selling Shares of Class A Common Stock They Now Hold Under the Rescission Offer

The sale of shares of Class A Common Stock pursuant to the Rescission Offer is expected to be a taxable transaction for U.S. federal income tax purposes. As a consequence of the sale, a U.S. Holder is expected to, depending on the U.S. Holder’s particular circumstances, be treated either as having sold the U.S. Holder’s shares or as having received a distribution in respect of shares of Class A Common Stock from the Company.

Section 302 Tests

Under Section 302 of the Code, a U.S. Holder whose shares of Class A Common Stock are sold pursuant to the Rescission Offer is expected to be treated as having sold such shares if the sale satisfies one of the following three tests:

•	Not Essentially Equivalent to a Dividend Test. The sale of shares of Class A Common Stock pursuant to the Rescission Offer will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in the Company. Whether a shareholder meets this test will depend on such shareholder’s particular facts and circumstances. The IRS has indicated in published guidance that even a small reduction in the percentage interest of a stockholder whose relative equity interest in a publicly held corporation is minimal and who exercises no control over corporate affairs should constitute a “meaningful reduction.”

•

Complete Termination Test. The sale of shares of Class A Common Stock pursuant to the Rescission Offer will result in a “complete termination” of the U.S. Holder’s equity interest in the Company if (a) the U.S. Holder owns no shares of Class A Common, actually or constructively, immediately after the shares are sold in the Rescission Offer or (b) the U.S. Holder actually owns none of our shares immediately after the sale of shares pursuant to the Rescission Offer and, with respect to any shares constructively owned, is eligible to waive, and effetely waives, constructive ownership of all such shares.

•

Substantially Disproportionate Test. The sale of shares of Class A Common Stock pursuant to the Rescission Offer will result in a “substantially disproportionate” redemption with respect to the U.S. Holder if the percentage of outstanding shares of Class A Common Stock actually and constructively owned by the U.S. Holder immediately after the sale is less than 80% of the percentage of the shares of Class A Common Stock actually and constructively owned by the U.S. Holder immediately before the sale.

•

Constructive Ownership of Shares. In applying each of the Section 302 tests described above, a U.S. Holders must take into account not only shares of Class A Common Stock that the U.S. Holder actually owns but also shares of Class A Common Stock the U.S. Holders is treated as owning under constructive ownership rules. Very generally, a U.S. Holder may constructively own shares of Class A Common Stock that are owned (actually and in some cases constructively) by certain related individuals and entities as well as shares of Class A Common Stock that the U.S. Holder has the right to acquire by exercise of an option or by conversion or exchange of a security. In addition, contemporaneous dispositions or acquisitions of Company shares by a U.S. Holder or a related person may be deemed to be part of a single integrated transaction and, if so, may be taken into account in determining whether any of the Section 302 tests described above are satisfied.

The application of Section 302 of the Code and the constructive ownership rules is complex. U.S. Holders intending to rely on any of the tests described above should consult their tax advisors to determine the application of these rules in their particular circumstances.

U.S. Holders That Satisfy a Section 302 Test. If a U.S. Holder satisfies any of the Section 302 tests, the U.S. Holder will be treated as if he or she sold his or her shares of Class A Common Stock to the Company. In general, and subject to the discussion below regarding “disqualifying dispositions,” a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received in the Rescission Offer and the U.S. Holder’s adjusted tax basis in the shares of Class A Common Stock surrendered in exchange therefor. A U.S. Holder’s adjusted tax basis is expected to be equal to the amount the U.S. Holder paid for the shares of Class A Common Stock, plus the amount of ordinary income recognized by the U.S. Holder with respect thereto as a result of the U.S. Holder’s sale of the shares in a “disqualifying disposition” pursuant to the Rescission Offer.

Because the sale of shares of Class A Common Stock pursuant to the Rescission Offer will occur within two years after the U.S. Holder was first granted the right to purchase shares of Class A Common Stock pursuant to the ESPP, such sale will be treated as a “disqualifying disposition.” Section 423(a) of the Code requires that in the year of the disqualifying disposition a U.S. Holder recognize ordinary income in an amount equal to the excess of (1) the fair market value of the shares of Class A Common Stock on the date of purchase pursuant to the ESPP over (2) the amount such U.S. Holder paid for them under the ESPP (i.e., the discounted purchase price under the ESPP).

Accordingly, a U.S. Holder generally will recognize ordinary income in the amount described in the preceding paragraph and a capital loss from the sale of shares of Class A Common Stock (to the extent the ordinary income so recognized plus the price the U.S. Holder paid for the shares of Class A Common Stock pursuant to the ESPP (i.e., the discounted purchase price under the ESPP) exceeds the amount received for the shares pursuant to the Rescission Offer). The amount of ordinary income and capital loss must be determined separately for each block of shares (generally, shares of Class A Common Stock acquired at the same cost in a single transaction) that is sold by a U.S. Holder pursuant to the Rescission Offer. Such capital loss will be long-term capital loss if the U.S. Holder’s holding period for the shares of Class A Common Stock sold exceeds one year as of the date of the sale pursuant to the Rescission Offer, and otherwise will be short-term capital loss. In general, capital losses may not be offset against a U.S. Holder’s ordinary income, except to the extent of $3,000 per year, but unused capital losses may be carried forward indefinitely to offset future capital gains. Depending on a U.S. Holder’s ability to use capital losses, it is possible that a U.S. Holder will incur tax, at ordinary income tax rates, on an amount of income that exceeds such holder’s economic gain from the repurchase. The resulting tax cost may reduce or even outweigh the non-tax benefits from accepting the Rescission Offer. All holders should consult with their tax advisors regarding the advisability of accepting the Rescission Offer.

U.S. Holders That Do Not Satisfy Any Section 302 Test. If a U.S. Holder does not satisfy any of the Section 302 tests, the sale of such U.S. Holder’s shares of Class A Common Stock pursuant to the Rescission Offer will not be treated as a sale or exchange under Section 302 of the Code. Instead, the consideration received pursuant to the Rescission Offer will be treated as a dividend to the U.S. Holder with respect to the U.S. Holder’s shares under Section 301 of the Code, to the extent of the U.S. Holder’s share of our current and accumulated earnings and profits (within the meaning of the Code). To the extent the amount received by a U.S. Holder with respect to the sale of the U.S. Holder’s shares of Class A Common Stock pursuant to the Rescission Offer exceeds the U.S. Holder’s share of our current and accumulated earnings and profits, the excess first will be treated as a non-taxable return of capital that will reduce the U.S. Holder’s adjusted tax basis (but not below zero) in the U.S. Holder’s shares of Class A Common Stock and any remainder will be treated as described above under the heading “—U.S. Holders That Satisfy a Section 302 Test.” To the extent that the sale of a U.S. Holder’s shares of Class A Common Stock pursuant to the Rescission Offer is treated as the receipt by the U.S. Holder of a dividend, the U.S. Holder’s remaining adjusted tax basis (after adjustment as described in the previous sentence) in the sold shares will be added to any shares retained by the U.S. Holder.

U.S. Holders Who Sold Shares of Class A Common Stock at a Loss Before the Rescission Offer

U.S. Holders who receive a cash payment pursuant to the Rescission Offer in compensation for shares of Class A Common Stock acquired pursuant to the ESPP that were previously sold at a loss, will recognize taxable income in the amount of such payment. Under general principles of U.S. federal income taxation, the character of such income should depend on the type of income or loss that gives rise to the payment. Thus, income recognized by such a U.S. Holder as a result of accepting the Rescission Offer should be capital gain to the extent the payment compensates such U.S. Holder for a capital loss suffered upon the earlier sale. Although the law is not entirely clear, the portion of the amount received by such U.S. Holder in excess of such U.S. Holder’s prior loss should be taxed as ordinary income.

Backup Withholding

Under the U.S. federal income tax laws, payments made pursuant to the Rescission Offer may be subject to “backup withholding” at a rate of 24%, unless a U.S. Holder who accepts the Rescission Offer provides a correct taxpayer identification number (which, for an individual U.S. Holder, is the U.S. Holder’s social security number) and certifies, under penalties of perjury, that he or she is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

Any amount withheld under these rules will be creditable against the U.S. Holder’s U.S. federal income tax liability or refundable to the extent that it exceeds such liability if the U.S. Holder timely provides the required information to the IRS. A U.S. Holder that does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS. To prevent backup withholding on cash payments pursuant to the Rescission Offer, each U.S. Holder should provide his or her correct taxpayer identification number and certify that he or she is not subject to backup U.S. federal income tax withholding by completing the IRS Form W-9 attached to the Rescission Offer Election Form.

VALIDITY OF CLASS A COMMON STOCK

The validity of the securities offered in this Rescission Offer and other certain legal matters in connection with this Rescission Offer will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York.

EXPERTS

The consolidated financial statements of Cadence Bancorporation at December 31, 2019 and December 31, 2018, and for each of the years then ended, incorporated by reference in this prospectus supplement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon appearing in our Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated in this prospectus supplement by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

CADENCE BANCORPORATION

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Purchase Contracts

Warrants

Rights

Units

We may offer and sell from time to time, in one or more series, shares of our common stock or preferred stock, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. In addition, Cadence Bancorp, LLC, the selling stockholder identified in this prospectus, may offer and sell shares of our Class A common stock from time to time, at prices and on terms that will be set forth in one or more supplements to this prospectus. We will not receive any proceeds from the sale of shares of our Class A common stock to be offered by the selling stockholder.

This prospectus provides you with a general description of the securities that we or the selling stockholder may offer. Each time we and/or the selling stockholder offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that contains specific information about the offering and the specific amounts, prices and terms of the securities being offered, and, if the selling stockholder is offering and selling securities, the selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, before deciding to invest you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 30 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable discounts or commissions will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

We are an “emerging growth company” under the federal securities laws and, as such, are eligible for reduced public company reporting and other requirements. Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 10 of this prospectus and in the applicable prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities referred to in this prospectus will not be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is May 21, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using an automatic “shelf” registration process. Under this shelf registration process, we or the selling stockholder may from time to time offer and sell the securities described in this prospectus in one or more offerings, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.

This prospectus provides you with a general description of the securities covered by it. Each time we and/or the selling stockholder offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer and include a discussion of any risk factors or other special considerations that apply to the securities. In addition, if the selling stockholder sells securities under this prospectus, the prospectus supplement will contain specific information about the selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “ourselves,” “the Company,” “the company,” and “our company” refer to Cadence Bancorporation, a Delaware corporation, and its consolidated subsidiaries after giving effect to the reorganization transactions that were completed in July 2015, pursuant to which Cadence Financial Corporation, a Mississippi corporation, was merged with and into Cadence Bancorporation, a Delaware corporation previously formed by Cadence Financial Corporation, with Cadence Bancorporation surviving the merger as a wholly owned subsidiary of Cadence Bancorp, LLC. For all periods prior to the completion of such reorganization transactions, these terms refer to Cadence Financial Corporation and its consolidated subsidiaries. All references to the “selling stockholder” refer to Cadence Bancorp, LLC, a Delaware limited liability company. All references in this prospectus to “Cadence Bank” or “the Bank” refer to Cadence Bank, National Association (N.A.), our wholly owned bank subsidiary. Unless otherwise indicated, references to our “common stock” include our Class A common stock and our Class B non-voting common stock.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

MARKET AND INDUSTRY DATA

This prospectus and any accompanying prospectus supplement, and any document incorporated by reference into this prospectus and any accompanying prospectus supplement, may include industry, market and competitive position data and forecasts that are based on industry publications and studies conducted by independent third parties. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Although we believe that the market position, market opportunity and market size information included in this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, is generally reliable, we have not verified the data, which is inherently imprecise. The forward-looking statements included in this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, related to industry, market and competitive data position may be materially different than actual results.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.07 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of reduced reporting and other requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we may present less than five years of selected historical financial data;

•

we are exempt from the requirement to obtain an attestation and report from our auditors on management’s assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

•	we are permitted to have an extended transition period for adopting any new or revised accounting standards that may be issued by the Financial Accounting Standards Board (“FASB”) or the SEC;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•	we are not required to give our stockholders nonbinding advisory votes on executive compensation or golden parachute arrangements.

We have elected to take advantage of the scaled disclosures and other relief described above in this prospectus, and we may take advantage of these exemptions until December 31, 2022 or such earlier time that we are no longer an “emerging growth company.” In general, we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, at the end of a fiscal year in which we have more than $700 million in market value of our common stock held by non-affiliates on June 30 of such year after we have been public for a year, or we issue more than $1.0 billion of non-convertible debt over a three year period. For so long as we may choose to take advantage of some or all of these reduced burdens, the level of information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.cadencebancorporation.com. Information contained in or linked to our website is not a part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is: http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed

•  Annual Report on Form 10-K filed on March 19, 2018, including portions incorporated by reference therein to our Definitive Proxy Statement and our Revised Definitive Proxy Statement on Schedule 14A for our 2018 Annual Meeting of Stockholders, in each case filed with the SEC on March 30, 2018

For the year ended December 31, 2017

• Quarterly report on Form 10-Q filed on May 15, 2018	For the quarter ended March 31, 2018

• Current Reports on Form 8-K	Filed on February 8, 2018, February 13, 2018, May 14, 2018, May 18, 2018 and May 21, 2018

This prospectus also incorporates by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Cadence Bancorporation

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

(713) 871-4000

In addition, we maintain an Internet website, www.cadencebancorporation.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

Neither we nor the selling stockholder have authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas;

•	economic, market, operational, liquidity, credit and interest rate risks associated with our business;

•	lack of seasoning in our loan portfolio;

•	deteriorating asset quality and higher loan charge-offs;

•	the laws and regulations applicable to our business;

•	our ability to achieve organic loan and deposit growth and the composition of such growth;

•	increased competition in the financial services industry, nationally, regionally or locally;

•	our ability to maintain our historical earnings trends;

•	our ability to raise additional capital to implement our business plan;

•	material weaknesses in our internal control over financial reporting;

•	the composition of our management team and our ability to attract and retain key personnel;

•	the fiscal position of the U.S. federal government and the soundness of other financial institutions;

•	our ability to monitor our lending relationships;

•	the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries;

•	the portion of our loan portfolio that is comprised of participations and shared national credits;

•	the amount of nonperforming and classified assets we hold;

•	time and effort necessary to resolve nonperforming assets;

•	our ability to identify potential candidates for, consummate, and achieve synergies resulting from, potential future acquisitions;

•	environmental liability associated with our lending activities;

•	the geographic concentration of our markets in Texas and the southeast United States;

•	the commencement and outcome of litigation and other legal proceedings against us or to which we may become subject;

•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Act, and their application by our regulators, and the impact if potential expected changes do not occur;

•	requirements to remediate adverse examination findings;

•	changes in the scope and cost of FDIC deposit insurance premiums;

•	implementation of regulatory initiatives regarding bank capital requirements that may require heightened capital;

•	the obligations associated with being a public company;

•	our success at managing the risks involved in the foregoing items;

•	our modeling estimates related to an increased interest rate environment;

•	our ability to achieve the cost savings and efficiencies in connection with branch closures; and

•	our estimates as to our expected operational leverage and the expected additional loan capacity of our relationship managers.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY

This summary provides a general description of the securities we may offer, and the Class A common stock that the selling stockholder may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we and/or the selling stockholder may offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

Cadence Bancorporation

Cadence Bancorporation is a bank holding company and a Delaware corporation headquartered in Houston, Texas, and is the parent company of Cadence Bank, N.A. Formed in 2009 by banking industry veterans, we secured $1.0 billion of capital commitments in 2010 and built our franchise on the heels of three successful acquisitions: Cadence Bank, N.A. in March 2011, the franchise of Superior Bank in April 2011 and Encore Bank, N.A. in July 2012. Today, we are a growth-oriented, middle-market focused commercial relationship bank providing a broad range of banking and wealth management services to businesses, high net worth individuals, business owners and retail customers through a network of 65 branches as of March 31, 2018, with branches in Alabama (25), Florida (14), Texas (11), Mississippi (11) and Tennessee (4). We completed our initial public offering and listing on the NYSE in April 2017. As of March 31, 2018, we had $11.0 billion of assets, $8.6 billion of net loans, $9.0 billion in deposits and $1.4 billion in shareholders’ equity. We generated $38.8 million, $102.4 million and $65.8 million of net income for the quarter ended March 31, 2018 and years ended December 31, 2017 and 2016, respectively.

We are focused on organic growth and expanding our position in our markets. Through our experienced and motivated team of commercial relationship managers and our integrated, client-centric approach to banking, we have successfully grown each of our businesses. We believe our franchise is positioned for continued growth as a result of (i) our attractive geographic footprint, (ii) our focus and ability to provide differentiated, customized service to a wide variety of industries and clients, (iii) our stable and cost efficient deposit funding base, (iv) our veteran board of directors, management team and relationship managers, (v) our capital position and (vi) our credit quality and risk management processes.

Our principal executive office is located at 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056, and our telephone number is (713) 871-4000. Our website address is www.cadencebancorporation.com. The information contained on our website is not a part of, nor incorporated by reference into, this prospectus.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 3 of this prospectus.

The Securities We and/or the Selling Stockholder May Offer

We and/or the selling stockholder may use this prospectus to offer securities from time to time in one or more offerings. A prospectus supplement, which we will provide each time we and/or the selling stockholder offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section on page 10 of this prospectus. We and/or the selling stockholder will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We and/or the selling stockholder may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and/or the selling stockholder, as well as any agents acting on our behalf and/or on behalf of the selling stockholder, as applicable, reserve the sole right to accept or to reject in whole or in part any proposed purchase of such securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of such securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may sell our common stock, and/or the selling stockholder may sell our Class A common stock, par value $0.01 per share. In a prospectus supplement, we and/or the selling stockholder will describe the aggregate number of shares offered and the offering price or prices of the shares.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CADE.” We expect that any shares of our Class A common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any other securities exchange of the other securities covered by the prospectus supplement.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratio of earnings to fixed charges for the periods indicated are set forth in the table below. The following table should be read in conjunction with our consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference in this prospectus. For further information, see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

	As of and for the three months ended March 31,	As of and for the year ended December 31,
	2018	2017	2016	2015	2014(1)
Ratio of Earnings to Fixed Charges
Including interest on deposits	3.15x	3.37x	2.65x	2.16x	2.82x
Excluding interest on deposits	11.21x	9.95x	6.44x	4.28x	5.78x
Ratio of Earnings to Fixed Charges and Preferred Dividends(1)
Including interest on deposits	3.15x	3.37x	2.65x	2.16x	2.46x
Excluding interest on deposits	11.21x	9.95x	6.44x	4.28x	4.44x

(1)

Preferred stock dividends were paid in 2014 on the preferred stock assumed by the Company in connection with the Company’s acquisition of Encore Bancshares Inc. These securities were redeemed in full by the Company in August 2014.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement relating to a specific issue of securities accompanying this prospectus, we intend to use the net proceeds from sale of the securities to support our organic growth and for general corporate purposes, which may include, but is not limited to, repayment of debt, maintenance of our required regulatory capital, and potential future acquisition opportunities that we believe may be complementary to our business and provide attractive risk-adjusted returns.

We will not receive any proceeds from the sale of the securities by selling stockholder.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following is a summary of our common stock and preferred stock and certain terms of our second amended and restated certificate of incorporation (our “charter”) and our amended and restated bylaws (our “bylaws”). This discussion summarizes some of the important rights of our stockholders but does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock and preferred stock that is important to you. These rights can only be determined in full, and the descriptions herein are qualified in their entirety, by reference to federal and state banking laws and regulations, the DGCL, and our charter and bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

Our charter authorizes us to issue up to 300,000,000 shares of Class A common stock, $0.01 par value per share, 300,000,000 shares of Class B non-voting common stock, $0.01 par value per share and 50,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, we have 83,625,000 shares of Class A common stock and no shares of Class B non-voting common stock or preferred stock outstanding.

The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

Class A Common Stock and Class B Non-Voting Common Stock

All issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. All authorized but unissued shares of our common stock are available for issuance by our board of directors without any further stockholder action. Our charter provides that, except with respect to voting rights and conversion rights, the Class A common stock and Class B non-voting common stock are treated equally and identically.

Voting Rights. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A common stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our charter that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of Class A common stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of Class B non-voting common stock have no voting power, and have no right to participate in any meeting of stockholders or to have notice thereof, except as required by applicable law and except that any action that would significantly and adversely affect the rights of the Class B non-voting common stock with respect to the modification of the terms of the securities or dissolution will require the approval of the Class B non-voting common stock voting separately as a class.

Except as otherwise provided by law, our charter or our bylaws or in respect of the election of directors, all matters to be voted on by our stockholders are required to be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of an election of directors, where a quorum is present a plurality of the votes cast is sufficient to elect each director.

Conversion of Class B Non-Voting Common Stock. Each share of Class B non-voting common stock will be convertible into a share of Class A common stock at the option of the holder; provided, however, that each share of Class B non-voting common stock will not be convertible in the hands of the initial holder and will only be convertible at the time it is transferred to a third party unaffiliated with such initial holder, subject to the transfer restrictions described in the next sentence, if and only to the extent such conversion would not, after giving effect to such conversion, cause the transferee (together with such transferee’s related persons and any persons with which such transferee is acting in concert) to own, control or have the power to vote shares of Class A common stock in excess of the ownership limit described below. Shares of Class B non-voting common stock may only be transferred through one or more of the following alternatives: (1) to an affiliate of a holder or to the Company, (2) in a widely dispersed public offering, (3) in a private sale in which no purchaser would acquire Class A common stock and/or Class B non-voting common stock in an amount that, after the conversion of such Class B non-voting common stock into Class A common stock, is (or represents) 2% or more of a class of our voting securities or (4) to a purchaser acquiring majority control of the Company notwithstanding such transfer.

Conversion of Class A Common Stock Upon LLC Distribution. Each share of Class A common stock owned by Cadence Bancorp, LLC will automatically convert into a share of Class B non-voting common stock upon a distribution or other transfer to a member of Cadence Bancorp, LLC, or upon the liquidation of Cadence Bancorp, LLC, to the extent that such distribution, transfer or liquidation would otherwise result in such member of Cadence Bancorp, LLC, together with its affiliates, owning in excess of 9.9% of our Class A common stock (or any class of our voting securities), excluding for purposes of this calculation any reduction in ownership resulting from transfers by such holder of our voting securities. In addition, Cadence Bancorp, LLC will have the right to cause shares of Class A common stock owned by it to convert into shares of Class B non-voting common stock to the extent that a distribution or other transfer to a member of Cadence Bancorp, LLC, or a liquidation of Cadence Bancorp, LLC, would otherwise result in shares of Class A common stock being received in respect of non-voting units of Cadence Bancorp, LLC.

Dividend Rights. Holders of Class A common stock and Class B non-voting common stock are equally entitled to ratably receive dividends if, as and when declared from time to time by our board of directors at its own discretion out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s net assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of Class A common stock and Class B non-voting common stock will be equally entitled to receive ratably the assets available for distribution to the stockholders after payment of all liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Other. Neither the Class A common stock nor the Class B non-voting common stock have any preemptive or conversion rights pursuant to the terms of our charter and bylaws (other than the right of holders of shares of Class B non-voting common stock to convert such shares into shares of Class A common stock and the right of Cadence Bancorp, LLC to convert shares of Class A common stock into shares of Class B non-voting common stock as described in “—Conversion of Class B Non-Voting Common Stock” and “—Conversion of Class A Common Stock Upon LLC Distribution,” respectively, above). There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our charter, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights of the shares of the series (if any), the powers, preferences and relative, participation, optional or other special rights (if any), and any qualifications, limitations or restrictions thereof as our board of directors from time to time may adopt by resolution (and without further stockholder approval), subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series.

Anti-Takeover Effects of Certain Provisions of Delaware Law, our Charter and Bylaws

Certain provisions of Delaware law and certain provisions that are included in our charter and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our charter contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Classified Board

Our charter provides that our board of directors is divided into three classes, designated Class I, Class II and Class III and that each class will be an equal number of directors, as nearly as possible, consisting of one-third of the total number of directors constituting the entire board of directors. The term of initial Class I directors shall terminate on the date of the 2018 Annual Meeting, the term of the initial Class II directors shall terminate on the date of the 2019 Annual Meeting, and the term of the initial Class III directors shall terminate on the date of the 2020 Annual Meeting. At each succeeding Annual Meeting of Stockholders beginning in 2018, successors to the class of directors whose term expires at that Annual Meeting will be elected for a three year term.

Removal of Directors

Our charter provides that stockholders may only remove a director for cause by a vote of no less than a majority of the shares present in person or by proxy at the meeting and entitled to vote.

Director Vacancies

Vacancies on our board of directors may be filled by a majority of the remaining directors until the next annual meeting of stockholders, or at a special meeting of stockholders called for that purpose.

No Cumulative Voting

Our charter provides that stockholders do not have the right to cumulative votes in the election of directors.

Special Meetings of Stockholders

Our charter and bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by any officer at the request of a majority of our board of directors, by the chairman of the board of directors or by our Chief Executive Officer.

Advance Notice Procedures for Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices before notice of the meeting is issued by the secretary of the Company, with such notice being served not less than 90 nor more than 120 days before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Action by Written Consent

Our charter and bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent if less than a majority of our outstanding Class A common stock is owned by Cadence Bancorp, LLC. As long as Cadence Bancorp, LLC owns a majority of Class A common stock, action may be taken by written consent if applicable voting requirements are otherwise satisfied.

Amending our Charter and Bylaws

Our charter may be amended or altered in any manner provided by the DGCL. Our bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then outstanding shares of the Class A common stock. Additionally, our charter provides that our bylaws may be amended, altered or repealed by the board of directors by a majority vote.

Authorized but Unissued Shares

Our authorized but unissued shares of Class A common stock, Class B non-voting common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Jurisdiction

Our charter provides that the Delaware Court of Chancery shall be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty and any action asserting a claim pursuant to the DGCL, our charter, our bylaws or under the internal affairs doctrine.

Business Combinations with Interested Stockholders

We do not elect in our charter not to be subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We have filed, as exhibits to the registration statement of which this prospectus is a part, the form of indentures pursuant to which the debt securities will be issued and will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of debt security that describes the terms of the particular debt securities we are offering before the issuance of the related debt securities. We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, we will specify the trustee under such indenture in the applicable prospectus supplement. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be unsubordinated debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•

if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Our Common Stock and Preferred Stock—Preferred Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•

there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.

The price of our debt securities or the price per share of our common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•

whether the consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between Cadence Bancorporation and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Cadence Bancorporation in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines the some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•

the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Cadence Bancorporation, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Cadence Bancorporation as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

We may issue rights to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities, or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights

Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the title of the rights;

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights securities issued with each such underlying right;

•	the date, if any, on and after which the rights will be separately transferable;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time; the exercise price of the rights;

•	the steps required to exercise the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

•	any material U.S. Federal income tax consequences; or

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

This section identifies the general terms of the rights to issue units consisting of common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts or any combination of one or more of the other securities described in this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

The applicable prospectus supplement or supplements will also describe:

•

the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable material United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Cadence Bancorporation, the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

We or the selling stockholder may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholder may also sell its shares of Class A common stock under Rule 144 of the Securities Act, or any other available exemption, rather than this prospectus.

In addition, we or the selling stockholder may enter into option, share lending or other types of transactions that require us or the selling stockholder to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholder may enter into hedging transactions with respect to our securities. For example, we or the selling stockholder may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Each time that we and/or the selling stockholder use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We and/or the selling stockholder may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling stockholder in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us and/or the selling stockholder against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us and/or the selling stockholder in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our Class A common stock, which is listed on the NYSE. We expect that any Class A common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We and/or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us, the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us and/or the selling stockholder in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We and the selling stockholder do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we and the selling stockholder do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

If we and/or the selling stockholder offer securities in a subscription rights offering to our existing security holders, we and/or the selling stockholder may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We and/or the selling stockholder may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we and/or the selling stockholder do not enter into a standby underwriting arrangement, we and/or the selling stockholder may retain a dealer-manager to manage a subscription rights offering for us and/or the selling stockholder.

Underwriters, dealers and agents may engage in transactions with us and/or the selling stockholder or perform services for us and/or the selling stockholder in the ordinary course of business.

If indicated in the applicable prospectus supplement, we and/or the selling stockholder will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us and/or the selling stockholder at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our and/or the selling stockholder’s approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we and/or the selling stockholder shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Cadence Bancorporation at December 31, 2017 and December 31, 2016, and for each of the years then ended, incorporated by reference in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, and for the year ended December 31, 2015, by KPMG LLP, independent registered public accounting firm, as set forth in their respective reports thereon appearing in our Annual Report on Form 10-K for the year ended December 31, 2017 and incorporated in this prospectus by reference, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of State Bank Financial Corporation as of December 31, 2017 and December 31, 2016 and for each of the three years then ended, appearing in the Company’s Current Report on Form 8-K dated May 21, 2018 have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Appendix A

RESCISSION OFFER ELECTION FORM

Cadence Bancorporation 2018 Employee Stock Purchase Plan (“ESPP”)

Relating to the Rescission Offer by Cadence Bancorporation (“Cadence”)

Pursuant to the Prospectus Supplement Dated August 17, 2020

THE RESCISSION OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON SEPTEMBER 18, 2020.

Return completed form to Cadence at the address below:

Cadence Bancorporation

2100 Third Avenue North

Suite 1100

Birmingham, AL 35203

Attention: Nico Obed

All questions regarding the Rescission Offer should be directed to Nico Obed, Assistant Vice President of Cadence, at 205-279-2231.

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER.

IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY CADENCE BY 5:00 P.M., ON SEPTEMBER 18, 2020 (THE “EXPIRATION DATE”).

WE URGE YOU TO REVIEW THE PROSPECTUS SUPPLEMENT OF CADENCE DATED AUGUST 17, 2020 (THE “PROSPECTUS SUPPLEMENT”), INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Associate Identification Number:

Name:
Address:

Ladies and Gentlemen:

If you accept this rescission offer, then you, the undersigned, hereby acknowledge receipt of the prospectus supplement dated August 17, 2020, pursuant to which we offer to rescind (the “Rescission Offer”) the acquisition of shares of our Class A common stock, par value $0.01 per share (the “Class A Common Stock”) you acquired pursuant to the Cadence Bancorporation 2018 Employee Stock Purchase Plan, between May 29, 2019 and May 29, 2020 (the “Purchase Period”).

Subject to the terms and conditions of the Rescission Offer and the instructions set forth below and in the accompanying Prospectus Supplement, you hereby elect to accept the Rescission Offer to rescind the sale to you of the shares of Class A Common Stock identified below acquired during the Purchase Period and owned by you as of 5:00 p.m., Eastern Time, on September 18, 2020 (the “Expiration Date”) or previously sold at a loss, and to receive:

•

For such shares of Class A Common Stock you previously sold at a loss, an amount equal to the excess of the purchase price paid for such shares upon your acquisition under the ESPP over the proceeds from the sale of such shares, plus an amount equal to interest (i) on the amount you paid for such shares for the period from the date of acquisition through the date of sale and (ii) on the loss from the sale of such shares for the period from (but excluding) the date of sale through the date that payment is made by us.

•

For such shares of Class A Common Stock you currently hold, upon your tender of any such shares to us by accepting the Rescission Offer, an amount equal to the purchase price paid for such shares upon your acquisition under the ESPP plus an amount equal to interest on such purchase price for the period from the date of the acquisition. However, we will not repurchase such shares if the original purchase price for such shares under the ESPP, plus an amount equal to interest for the period from the date of the acquisition through the Expiration Date, is less than the closing price of such shares on the Expiration Date.

MARK THE BOX IN THE RIGHT COLUMN OF THE TABLE BELOW TO ACCEPT

THE RESCISSION OFFER WITH RESPECT TO THE SHARES LISTED

TRANSACTION ID NUMBER	DATE OF ACQUISITION	ACQUISITION PRICE	NUMBER OF SHARES ACQUIRED	MARK THE BOX TO THE RIGHT OF EACH TRANSACTION TO ACCEPT THE RESCISSION OFFER

☐

☐

☐

Note: Any shares of Class A Common Stock that you now hold and wish to rescind must be delivered to CST per the instructions contained in the Prospectus Supplement. Failure to timely deliver shares to CST will be deemed a rejection of the Rescission Offer even if you have returned a Rescission Offer Election Form. In addition, the number of shares of Class A Common Stock delivered to CST must match the number of shares set forth in the table above or your attempted acceptance of the Rescission Offer will be invalid with respect to such shares.

If you are accepting the Rescission Offer with respect to shares of Class A Common Stock you will own as of the Expiration Date, please mail the properly completed Rescission Offer Election Form to Cadence and ensure that the shares are delivered to CST in accordance with the instructions set forth below and in the Prospectus Supplement.

•

If any such shares of Class A Common Stock are held and administered by TD Ameritrade under the ESPP as of the Expiration Date, you do not need to take additional action to deliver such shares if you submit a valid Rescission Offer Election Form for those shares.

•

If any such shares of Class A Common Stock are held through a separate broker or other nominee as of the Expiration Date, you must provide the information requested in Item 2, “Broker or Nominee Information” of this Rescission Offer Election Form. See Instruction 4, “Broker Delivery.” You must also instruct your broker or other nominee to deliver your shares of Class A Common Stock via DWAC to CST, as transfer agent for the Rescission Offer (please also complete and send the “Broker Instruction Supplement” included in this Rescission Offer Election Form to your broker or other nominee).

•

If any such shares of Class A Common Stock are held in certificated form as of the Expiration Date, you must mail the certificates for the shares to CST in accordance with Instruction 5, “Certificated Shares” of this Rescission Offer Election Form.

PROVIDE THE FOLLOWING INFORMATION ONLY IF YOU PREVIOUSLY SOLD ALL

OR A PORTION OF YOUR SHARES OF CLASS A COMMON STOCK

TRANSACTION ID NUMBER	DATE OF ACQUISITION UNDER THE ESPP	ACQUISITION PRICE	DATE OF SALE	NUMBER OF SHARES SOLD	SALE PRICE (INDICATE TYPE OF CONSIDERATION IF OTHER THAN CASH)	NAME AND ADDRESS OF ACQUIROR AND/OR MARKET TRANSACTION

Note: If you previously sold shares of Class A Common Stock at a loss to a third party in a bona fide transaction, please enclose herewith proof reasonably satisfactory to us in our sole discretion evidencing the sale price and amount of such shares. Satisfactory proof of sale may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person conducting the sale (on official broker letterhead, detailing the cost of sale or actual sale price) or IRS Form 1099-B showing the sales proceeds. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale.

If the sale at a loss of any such shares of Class A Common Stock was effected through a broker or other nominee outside of the ESPP, you will also need to provide proof reasonably satisfactory to Cadence of your original acquisition, during the Purchase Period, of the sold shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person receiving the shares from CST and conducting the sale of the shares on your behalf.

If the proof of bona fide sale or original acquisition is not reasonably satisfactory to us in our sole discretion, you will be deemed to have rejected the Rescission Offer. In addition, we may require evidence that any sale of the shares was a bona fide transfer of those shares.

Subject to and effective upon receipt of the undersigned’s required rescission documents and shares of Class A Common Stock in accordance with the terms of the Rescission Offer, the undersigned hereby sells, assigns and transfers to the order of Cadence all right, title and interest in and to all rescinded shares (other than shares previously sold) as identified above, and orders the registration of all such shares transferred to the order of Cadence. The undersigned hereby represents that the undersigned is conveying all interests in all such shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

1. SIGNATURES

THE UNDERSIGNED:

Print your name and, (a) if shares of Class A Common Stock are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if shares of Class A Common Stoc are held as joint tenants or as community property, the name(s) of the co-owner(s).

If the Prospectus Supplement was not mailed to your correct address, print the correct address below and also contact Nico Obed, Assistant Vice President at Cadence, at 205-279-2231 to update your address.

Date	Signature

Signature (if joint account)

Associate Identification Number

(If you are a current associate, please fill in your Associate Identification Number. If you are a former associate, please fill in your former Associate Identification Number if it is available to you and if you do not have your former Associate Identification number, please leave the field blank.)

Residence Address

City, State and Zip Code

Mail Address (if different from residence)

City, State and Zip Code

Telephone Number

2. BROKER OR NOMINEE INFORMATION (Required only under the conditions specified in Instruction 4, “Broker Delivery” to this Rescission Offer Election Form.)

Name of Broker or Nominee

Address

City, State and Zip Code

Telephone Number

Name of Contact at Broker or Nominee

DTC Participant Number or Firm Identification Number of Broker or Nominee

INSTRUCTIONS TO

RESCISSION OFFER ELECTION FORM

1.     GENERAL. The Rescission Offer Election Form, as well as the accompanying IRS Form W-9 (or, if applicable, IRS Form W-8BEN), should be properly filled in, dated and signed, and should be delivered to Cadence at the address set forth on the first page of the Rescission Offer Election Form. U.S. persons need to complete IRS Form W-9. As used in this document, the term “U.S. person” means a beneficial owner of shares of Class A Common Stock that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States or

•	an estate whose income is subject to United States federal income tax regardless of the source of the income.

Individual holders that are not “U.S. persons” should complete and return IRS Form W-8BEN, a copy of which can be obtained at www.irs.gov.

The method of delivery to us is at your option and risk, but if sent by mail, we recommend using registered mail with return receipt requested.

2.	SIGNATURES.

Exact Signatures. If this Rescission Offer Election Form is signed by the Offeree(s), the signature(s) must correspond with the name(s) as written on the label.

Joint Holders. If any of the shares of Class A Common Stock delivered hereby are owned of record by two or more joint owners, all such owners must sign this Rescission Offer Election Form.

Signatures of Fiduciaries. If this Rescission Offer Election Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and provide proper evidence satisfactory to the Company of such person’s authority so to act.

3.	ADDRESS.

Any proceeds of the Rescission Offer to be paid by check will be delivered to you at the address to which the Prospectus Supplement was mailed. If this address is incorrect, please provide your correct address in Item 1, “Signatures” of this Rescission Offer Election Form.

4.     BROKER DELIVERY. Shares of Class A Common Stock delivered electronically through a broker or other nominee other than CST via the “DWAC” system should be sent to CST (as transfer agent for Cadence). Please instruct your broker to initiate a DWAC and to deliver your shares to CST. Please also complete and send the “Broker Instruction Supplement” included in this Rescission Offer Election Form to your broker or other nominee. Because it may take your broker or other nominee up to several weeks to deliver your shares to CST, you should contact your broker or other nominee as soon as practicable. Please make sure your broker or other nominee includes in the comments field your Associate Identification Number or your shares will not be accepted (unless you are a former associate and your Associate Identification Number is not available). You will be deemed to have rejected the Rescission Offer if your identification number is not included in the comments field (unless you are a former associate and your Associate Identification Number is not available). If you hold your shares through the plan administrator or a broker (outside of the plan administrator) and the plan administrator or your broker transfers (DWAC) your shares to CST on your behalf, your broker may charge you a fee for doing so. You should consult your broker to determine whether any charges will apply. If you are delivering your shares electronically through a broker or other nominee you must provide the information requested in Item 2, “Broker or Nominee Information” of this Rescission Offer Election Form.

CERTIFICATED SHARES. If, as of the Expiration Date, you own shares of Class A Common Stock subject to the Rescission Offer and you hold certificates for those shares, you must mail the certificates for the shares to be repurchased by us to cst, properly endorsed for transfer, with this Rescission Offer Election Form. If you fail to include your share certificates with a properly completed Rescission Offer Election Form, you will be deemed to have rejected the Rescission Offer. Your share certificates, along with a properly completed Rescission Offer Election Form, should be sent to us via certified or registered mail and, for your protection, they should be insured for at least 2% of the value. The mailing address of CST is:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004-1561

5.     PROOF OF SALE. Persons that previously sold shares of Class A Common Stock subject to the Rescission Offer must enclose with the Rescission Offer Election Form proof reasonably satisfactory to us evidencing the bona fide sale of those shares to a third party, including the purchase price for those shares. Satisfactory proof of the purchase price of those shares may take the form of a canceled check or a receipt from the broker, dealer or other person conducting such sale. The purchase price may have been paid in either cash or property. If the purchase price was paid in property, the price will be deemed to be the fair market value of such property at the time of the sale. If the proof of the purchase price is not reasonably satisfactory to Cadence, Cadence may require additional proof. In addition, we may require evidence that any sale of those shares was a bona fide transfer to a third party.

6.     TIME IN WHICH TO ELECT. To be effective, a Rescission Offer Election Form must be received by Cadence no later than 5:00 p.m., Eastern Time, on September 18, 2020 (the “Expiration Date”). In addition, you must deliver the shares of Class A Common Stock for which you wish to accept the Rescission Offer to CST no later than that time on the Expiration Date or you will be deemed to have rejected the Rescission Offer with respect to such shares. In addition, the number of shares delivered to CST must match the number of shares identified on your Rescission Offer Election Form or the Rescission Offer will be deemed rejected.

7.     QUESTIONS. All determinations with respect to the Rescission Offer Election Form and the Rescission Offer (including issues relating to the timeliness, effectiveness of any election, and sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of tender as to particular shares of Class A Common Stock. A waiver of any defect or irregularity with respect to the tender of one share shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other shares except to the extent we may otherwise so provide. All questions can be directed to Nico Obed, Assistant Vice President of Cadence, at 205-279-2231.

FOR USE ONLY BY RESCISSION OFFER PARTICIPANTS WHO HOLD SHARES OTHER THAN THROUGH TD AMERITRADE

Broker Instruction Supplement

Relating to the Cadence Bancorporation 2018 Employee Stock Purchase Plan Rescission Offer

Pursuant to the Prospectus Supplement Dated August 17, 2020

The Rescission Offer this Broker Instruction Supplement relates to is described in the accompanying prospectus supplement dated August 17, 2020 (the “Prospectus Supplement”). Capitalized terms used but not defined herein have the meaning ascribed to them in the Prospectus Supplement.

If you hold your shares of Class A Common Stock other than through TD Ameritrade, as the custodian of the Cadence Bancorporation 2018 Employee Stock Purchase Plan, and wish to accept the Rescission Offer, you must instruct the bank or brokerage firm through which you hold your shares to deliver your Shares to Continental Stock Transfer & Trust Company (“CST”), the transfer agent for Cadence. Your bank or brokerage firm may require you to complete this Broker Instruction Supplement or it may require you to complete an alternative form or take additional actions to provide your instructions.

This Broker Instruction Supplement is provided to you as a courtesy. If you want to deliver shares of Class A Common Stock to CST pursuant to the Rescission Offer, you do not need to use this form and you may communicate your instructions to your broker through a different method. However, we encourage you to read and follow the instructions in this Broker Instruction Supplement carefully, whether or not you use this form.

Regardless of whether you complete this Broker Instruction Supplement or an alternative form, you must provide the bank or brokerage firm with your associate identification number (“Associate Identification Number”) (unless you are a former associate and your Associate Identification Number is not available). You must instruct the bank or brokerage firm to include your Associate Identification Number in the free delivery transfer instructions it provides or causes to be provided to CST (unless you are a former associate and your Associate Identification Number is not available).

The Rescission Offer expires at 5:00 p.m., Eastern Time, on September 18, 2020 (the “Expiration Date”). The bank or brokerage firm through which you hold your shares of Class A Common Stock must receive your instructions to deliver your shares with sufficient time before the Expiration Date to process those instructions and ensure delivery of your shares before the Expiration Date. Please contact the bank or brokerage firm through which you hold your shares to confirm the deadline for receipt of this Broker Instruction Supplement or any alternative form so that your instructions may be processed in a timely manner.

Valid acceptance of the Rescission Offer requires the completion in good order of all required actions on your behalf prior to the Expiration Date, so you should allow sufficient time for the completion in good order of relevant procedures by the broker or bank through which your shares of Class A Common Stock are held prior to the Expiration Date. Any effort to accept the Rescission Offer in respect of shares held other than through TD Ameritrade will not be valid unless the relevant shares are received before the Expiration Date and your Associate Identification Number is included in the related free delivery (unless you are a former associate and your Associate Identification Number is not available).

Broker Instruction Supplement

Relating to the Cadence Bancorporation 2018 Employee Stock Purchase Plan Rescission Offer Pursuant to the Prospectus Supplement Dated August 17, 2020

Bank, Brokerage Firm or Other Nominee

Dear Bank, Broker or Other Nominee:

Please arrange for the free delivery transfer of the shares of Class A Common Stock described in the table below.

These shares of Class A Common Stock are to be delivered from

Account #____________________, in the name of ___________________________ and credited to the following account:

Continental Stock Transfer & Trust Company, as transfer agent for Cadence

My “Associate Identification Number” must be included in the free delivery transfer instructions (unless you are a former associate and your Associate Identification Number is not available).

Associate Identification Number of Participant: ____________________

CUSIP	Amount of shares to be Delivered

12739A100

The Rescission Offer expires at 5:00 p.m., Eastern Time, on September 18, 2020. The shares of Class A Common Stock, along with the Associate Identification Number (unless you are a former associate and your Associate Identification Number is not available) must be delivered by that date.

Thank you for your prompt attention to this matter.

Participant Signature:

Name (print): ___________________________

Telephone number:

FormW-9 Request for Taxpayer Give Form to the (Rev. October 2018) Identification Number and Certification requester. Do not Department of the Treasury send to the IRS. Internal Revenue Service -P Go to www.irs.gov/FormW9 for instructions and the latest information. 1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank. 2 Business name/disregarded entity name, if different from above 3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the 4 Exemptions (codes apply only to following seven boxes. certain entities, not individuals; see instructions on page 3): Individual/sole proprietor or C Corporation S Corporation Partnership Trust/estate single-member LLC Exempt payee code (if any) Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) -P Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check Exemption from FATCA reporting LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is code (if any) another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner. Other (see instructions) -P (Applies to accounts maintained outside the U.S.) 5 Address (number, street, and apt. or suite no.) See instructions. Requester's name and address (optional) 6 City, state, and ZIP code 7 List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid Social security number backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other- - entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later. or Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Employer identification number Number To Give the Requester for guidelines on whose number to enter. - Part II Certification Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (defined below); and4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later. Sign Signature ofHere U.S. person -P Date a-P General Instructions " Form 1099-DIV (dividends, including those from stocks or mutual funds) Section references are to the Internal Revenue Code unless otherwise " Form 1099-MISC (various types of income, prizes, awards, or gross noted. proceeds) Future developments. For the latest information about developments " Form 1099-B (stock or mutual fund sales and certain other related to Form W-9 and its instructions, such as legislation enactedtransactions by brokers)after they were published, go to www.irs.gov/FormW9." Form 1099-S (proceeds from real estate transactions) Purpose of Form " Form 1099-K (merchant card and third party network transactions) An individual or entity (Form W-9 requester) who is required to file an " Form 1098 (home mortgage interest), 1098-E (student loan interest), information return with the IRS must obtain your correct taxpayer1098-T (tuition) identification number (TIN) which may be your social security number Form 1099-C (canceled debt) (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number Form 1099-A (acquisition or abandonment of secured property) (EIN), to report on an information return the amount paid to you, or other Use Form W-9 only if you are a U.S. person (including a resident amount reportable on an information return. Examples of information alien), to provide your correct TIN. returns include, but are not limited to, the following. If you do not return Form W-9 to the requester with a TIN, you might " Form 1099-INT (interest earned or paid) be subject to backup withholding. See What is backup withholding, later. Cat. No. 10231XForm W-9 (Rev. 10-2018) Print or type. See Specific Instructions on page 3.

By signing the filled-out form, you: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), 2. Certify that you are not subject to backup withholding, or 3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and 4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information. Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: An individual who is a U.S. citizen or U.S. resident alien; A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; An estate (other than a foreign estate); or A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income. In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States. In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items. 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester, 2. You do not certify your TIN when required (see the instructions for Part II for details), 3. The IRS tells the requester that you furnished an incorrect TIN, 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or 5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information. Also see Special rules for partnerships, earlier. What is FATCA Reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2. c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2. d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN. Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3. IF the entity/person on line 1 is THEN check the box for a(n) Corporation Corporation Individual Individual/sole proprietor or single- Sole proprietorship, or member LLC Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes. LLC treated as a partnership for Limited liability company and enter U.S. federal tax purposes, the appropriate tax classification. LLC that has filed Form 8832 or (P= Partnership; C= C corporation; 2553 to be taxed as a corporation, or S= S corporation) or LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes. Partnership Partnership Trust/estate Trust/estate Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you. Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2—The United States or any of its agencies or instrumentalities 3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4—A foreign government or any of its political subdivisions, agencies, or instrumentalities 5—A corporation 6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7—A futures commission merchant registered with the Commodity Futures Trading Commission 8—A real estate investment trust 9—An entity registered at all times during the tax year under the Investment Company Act of 1940 10—A common trust fund operated by a bank under section 584(a) 11—A financial institution 12—A middleman known in the investment community as a nominee or custodian 13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4 The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. IF the payment is for THEN the payment is exempt for Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and Exempt payees 1 through 4 patronage dividends Payments over $600 required to be Generally, exempt payees reported and direct sales over 1 through 52 $5,0001 Payments made in settlement of Exempt payees 1 through 4 payment card or third party network transactions 1 See Form 1099-MISC, Miscellaneous Income, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code. A-An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B-The United States or any of its agencies or instrumentalities C-A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D-A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i) E-A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F-A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G-A real estate investment trust H-A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I-A common trust fund as defined in section 584(a) J-A bank as defined in section 581 K-A broker L-A trust exempt from tax under section 664 or described in section 4947(a)(1) M-A tax exempt trust under a section 403(b) plan or section 457(g) plan Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN. Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days. If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8. Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. 2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. 3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification. 4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester For this type of account: Give name and SSN of: 1. Individual The individual 2. Two or more individuals (joint The actual owner of the account or, if account) other than an account combined funds, the first individual on maintained by an FFI the account1 3. Two or more U.S. persons Each holder of the account (joint account maintained by an FFI) 4. Custodial account of a minor The minor2 (Uniform Gift to Minors Act) 5. a. The usual revocable savings trust The grantor-trustee1 (grantor is also trustee) b. So-called trust account that is not The actual owner1 a legal or valid trust under state law 6. Sole proprietorship or disregarded The owner3 entity owned by an individual 7. Grantor trust filing under Optional The grantor* Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A)) For this type of account: Give name and EIN of: 8. Disregarded entity not owned by an The owner individual 9. A valid trust, estate, or pension trust Legal entity4 10. Corporation or LLC electing The corporation corporate status on Form 8832 or Form 2553 11. Association, club, religious, The organization charitable, educational, or other tax- exempt organization 12. Partnership or multi-member LLC The partnership 13. A broker or registered nominee The broker or nominee For this type of account: Give name and EIN of: 14. Account with the Department of The public entity Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments 15. Grantor trust filing under the Form The trust 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B)) 1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished. 2 Circle the minor's name and furnish the minor's SSN. 3 You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. 4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier. *Note: The grantor also must provide a Form W-9 to trustee of trust. Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records From Identity Theft Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: Protect your SSN, Ensure your employer is protecting your SSN, and Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Pub. 5027, Identity Theft Information for Taxpayers. Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 10-2018) Page 6 The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027. Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Appendix B

RESCISSION OFFER WITHDRAWAL FORM

Cadence Bancorporation 2018 Employee Stock Purchase Plan (“ESPP”)

Relating to the Rescission Offer by Cadence Bancorporation (“Cadence”)

Pursuant to the Prospectus Supplement Dated August 17, 2020

Note: This Form is to be completed only if you have previously completed and returned a Rescission Offer Election Form electing to participate in the Rescission Offer, but no longer wish to participate in the Rescission Offer.

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER.

IF YOU WISH TO REJECT THE RESCISSION OFFER AND HAVE NOT COMPLETED AND RETURNED A RESCISSION OFFER ELECTION FORM, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU NO LONGER WISH TO ACCEPT THE RESCISSION OFFER AND HAVE PREVIOUSLY COMPLETED AND RETURNED A RESCISSION OFFER ELECTION FORM INDICATING THAT YOU ELECT TO ACCEPT THE RESCISSION OFFER, YOU MAY REVOKE YOUR ACCEPTANCE. IN ORDER TO REVOKE YOUR ACCEPTANCE, YOU MUST COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY CADENCE BY 5:00 P.M., EASTERN TIME, ON SEPTEMBER 18, 2020 (THE “EXPIRATION DATE”).

IF YOU WISH TO CHANGE PART OF YOUR ELECTION AND YOU HAVE PREVIOUSLY COMPLETED AND RETURNED A RESCISSION OFFER ELECTION FORM INDICATING THAT YOU ELECT TO ACCEPT THE RESCISSION OFFER, YOU MUST COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND COMPLETE A NEW RESCISSION OFFER ELECTION FORM AND ENSURE ITS RECEIPT BY CADENCE BY 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

WE URGE YOU TO REVIEW THE PROSPECTUS SUPPLEMENT OF CADENCE BANCORPORATION DATED AUGUST 17, 2020 (THE “PROSPECTUS SUPPLEMENT”), INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the prospectus supplement dated August 17, 2020, pursuant to which we offer to rescind (the “Rescission Offer”) the acquisition of shares of our Class A common stock, par value $0.01 per share (the “Class A Common Stock”) you acquired pursuant to the Cadence Bancorporation 2018 Employee Stock Purchase Plan, between May 29, 2019 and May 29, 2020 (the “Purchase Period”).

Effective as of the Expiration Date, the undersigned hereby revokes acceptance of the Rescission Offer pursuant to the Rescission Offer Election Form that was previously completed by the undersigned. All of the instructions and covenants set forth in such previously completed Rescission Offer Election Form are hereby revoked.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

Associate Identification Number (If you are a current associate, please fill in your Associate Identification Number. If you are a former associate, please fill in your former Associate Identification Number if it is available to you and if you do not have your former Associate Identification number, please leave the field blank.)

INSTRUCTIONS TO RESCISSION OFFER WITHDRAWAL FORM

Revoking or changing your previous acceptance of the Rescission Offer: If you have previously completed and returned a Rescission Offer Election Form indicating that you elect to accept the Rescission Offer, but no longer wish to accept the Rescission Offer, you may revoke or change your acceptance by:

(A) Signing and dating the Rescission Offer Withdrawal Form and completing the name, address, telephone number, and Associate Identification Number information above; and

(B) Returning the Rescission Offer Withdrawal Form by mail so that it is received by Cadence on or before 5:00 p.m., Eastern Time, on September 18, 2020 (the “Expiration Date”). You may mail your Rescission Offer Withdrawal Form to the following address, via regular mail or overnight delivery:

Cadence Bancorporation

2100 Third Avenue North

Suite 1100

Birmingham, AL 35203

Attention: Nico Obed

(C) If you are changing your previous acceptance of the Rescission Offer, in addition to completing and returning the Rescission Offer Withdrawal Form per the instructions above, you must also complete and return a new Rescission Offer Election Form indicating all the shares of Class A Common Stock for which you now wish to accept the Rescission Offer, and deliver any additional shares and documentation as required (if any such shares are not held under the ESPP or were not sold directly from the ESPP).

The Rescission Offer Withdrawal Form must be legible. If you choose to revoke your previous acceptance of the Rescission Offer, we recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by Cadence by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by Cadence at the address indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER, BUT NO LONGER WISH TO ACCEPT THE RESCISSION OFFER, OR WISH TO CHANGE YOUR ELECTION, CADENCE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, SEPTEMBER 18, 2020. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ELECTION FORM YOU SUBMITTED. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

IF YOU FAIL TO PROPERLY COMPLETE ALL DELIVERIES AND OTHER ACTIONS REQUIRED FOR VALIDLY ACCEPTING THE RESCISSION OFFER PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness, effectiveness of any election, and sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of withdrawal as to particular shares of Class A Common Stock. A waiver of any defect or irregularity with respect to the withdrawal of one share shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other shares except to the extent we may otherwise so provide.

No broker or other nominee may submit any Rescission Offer Election Form or Withdrawal Form on your behalf.

If we receive a Rescission Offer Withdrawal Form before the Expiration Date and you have previously delivered shares of Class A Common Stock to CST, CST will return the shares to you as soon as practicable without any additional expense to you.

Questions: If you have questions about the Rescission Offer, you may call Nico Obed, Assistant Vice President of Cadence, at 205-279-2231.

143,813 Shares

Class A Common Stock

Acquired under the Cadence Bancorporation 2018 Employee Stock Purchase Plan

Rescission Offer